                                 STOCK PURCHASE
                                       AND
                     STOCK AND WARRANT REDEMPTION AGREEMENT

                                  By and Among

                 JACOR COMMUNICATIONS, INC., an Ohio Corporation

           PRUDENTIAL VENTURE PARTNERS II, L.P., a Limited Partnership

                  NORTHEAST VENTURES, II, a Limited Partnership

                                  JOHN T. LYNCH

                              FRANK A. DE FRANCESCO

                                THOMAS R. JIMENEZ

                                WILLIAM R. ARBENZ

                   CIHC, INCORPORATED, a Delaware Corporation

            BANKERS LIFE HOLDING CORPORATION, a Delaware Corporation

                                       and

               NOBLE BROADCAST GROUP, INC. a Delaware Corporation


                          Dated as of February 20, 1996

                                TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                           ----

1        PURCHASE AND SALE OF CLASS B STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.1     PURCHASE AND SALE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.2     STOCK PURCHASE PRICE; ALLOCATION OF STOCK PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.3     INTEREST PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.4     STOCK ESCROW AND SECURITY AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.5     TRUST AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

2        REDEMPTION OF WARRANTS AND CLASS A STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.1     REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.2     REDEMPTION PRICE; ALLOCATION OF REDEMPTION PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.3     CANCELLATION OF WARRANTS AND RELEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.4     RETIREMENT OF CLASS A STOCK AND RELEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

3        REPRESENTATIONS AND WARRANTIES OF EACH SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         3.1     ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         3.2     AUTHORITY RELATIVE TO THIS AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         3.3     OWNERSHIP OF CLASS A SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         3.4     OWNERSHIP OF CLASS B SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         3.5     OWNERSHIP OF WARRANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         3.6     NOBLE INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         3.7     CLASS A SHAREHOLDERS: NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.8     CLASS B SHAREHOLDERS: NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.9     WARRANT SELLERS: NONCONTRAVENTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.10    TRANSACTIONS WITH THE COMPANY OR SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.11    FINDER'S FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.12    DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

4        REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.1     AUTHORITY RELATIVE TO THIS AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         4.2     CAPITAL STRUCTURE OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         4.3     SUBSIDIARIES AND OTHER INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         4.4     ORGANIZATION AND QUALIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         4.5     NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         4.6     RADIO STATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         4.7     GOVERNMENT AUTHORIZATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         4.8     COMPLIANCE WITH REGULATIONS OF FCC AND ALL OTHER GOVERNMENTAL ENTITIES . . . . . . . . . . . . . . . . .   20
         4.9     COMPLIANCE WITH APPLICABLE LAW; ADVERSE RESTRICTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.10    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.11    TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.12    TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.13    PATENTS, TRADEMARKS, TRADE NAMES, COPYRIGHTS AND SIMILAR RIGHTS  . . . . . . . . . . . . . . . . . . . .   27

                                        i

         4.14    TRADE SECRETS AND CUSTOMER LISTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         4.15    ACCOUNTS RECEIVABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         4.16    BORROWINGS AND GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         4.17    BANKING RELATIONS AND POWERS OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         4.18    CONTRACTS AND COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         4.19    INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         4.20    ABSENCE OF UNDISCLOSED LIABILITIES; ALLOCATION OF EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . 32
         4.21    ABSENCE OF CERTAIN CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         4.22    EMPLOYEE BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         4.23    EMPLOYEES; INDEPENDENT CONTRACTORS; LABOR MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         4.24    LITIGATION, PROCEEDINGS, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         4.25    TRANSACTIONS WITH INTERESTED PERSONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         4.26    ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         4.27    FINDER'S FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         4.28    TAKEOVER STATUTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         4.29    DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

5        REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         5.1     ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         5.2     AUTHORITY RELATIVE TO THIS AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         5.3     NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         5.4     FINDER'S FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         5.5     ACQUISITION FOR INVESTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         5.6     DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

6        COVENANTS CONCERNING CONDUCT AND TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         6.1     ACCESS PENDING STOCK CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         6.2     GENERAL COVENANTS REGARDING CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         6.3     ADDITIONAL COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         6.4     COVENANTS OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         6.5     COVENANTS OF CLASS B SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         6.6     ACQUISITION PROPOSALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         6.7     INFORMATION; NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

7        GOVERNMENTAL CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         7.1     FCC APPLICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         7.2     HSR APPLICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         7.3     OTHER FILINGS AND APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         7.4     COMPANY AND SELLER OBLIGATIONS UPON ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

8        FURTHER AGREEMENTS AND REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         8.1     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         8.2     NEWS RELEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         8.3     SAN DIEGO TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         8.4     TIJUANA TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         8.5     WARRANT PURCHASE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         8.6     FINANCING TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         8.7     USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         8.8     SHARED COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         8.9     CASH ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         8.10    TAX PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

                                       ii

         8.11    TIME BROKERAGE AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         8.12    INDEMNIFICATION AND ESCROW AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         8.13    SURVIVAL OF REPRESENTATIONS, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         8.14    SURVEYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         8.15    DEFINITION OF MATERIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         8.16    DEFINITION OF KNOWLEDGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         8.17    EXTENSION OF CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

9        CONDITIONS TO REDEMPTION CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         9.1     CONDITIONS PRECEDENT TO SELLERS' AND THE COMPANY'S OBLIGATION TO CONSUMMATE THE REDEMPTION CLOSING . . . .   63
         9.2     CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CONSUMMATE THE REDEMPTION CLOSING  . . . . . . . . . . . . .   64

10       REDEMPTION CLOSING; REDEMPTION CLOSING DELIVERIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         10.1    REDEMPTION CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         10.2    DELIVERIES AT REDEMPTION CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

11       CONDITIONS TO STOCK CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         11.1    CONDITIONS PRECEDENT TO SALE OF CLASS B STOCK BY CLASS B SHAREHOLDERS AT THE STOCK CLOSING . . . . . . . .   67
         11.2    CONDITIONS PRECEDENT TO PURCHASE OF CLASS B STOCK BY BUYER AT THE STOCK CLOSING  . . . . . . . . . . . . .   68

12       STOCK CLOSING; STOCK CLOSING DELIVERIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         12.1    STOCK CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         12.2    DELIVERIES AT STOCK CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

13       TERMINATION, AMENDMENT, PERFORMANCE AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         13.1    TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         13.2    EFFECT OF TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         13.3    SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         13.4    REMEDIES CUMULATIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         13.5    WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

14       MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         14.1    POST-CLOSING ACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         14.2    ENTIRE AGREEMENT; AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         14.3    CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         14.4    NO INTENDED THIRD PARTY BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         14.5    ASSIGNMENT AND BINDING EFFECT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         14.6    WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         14.7    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         14.8    POSSESSION AND CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         14.9    STOCK SELLERS REPRESENTATIVE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         14.10   WARRANT SELLERS REPRESENTATIVE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         14.11   HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         14.12   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         14.13   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         14.14   COUNTERPARTS; EXECUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         14.15   CONSENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

                                       iii

                                    SCHEDULES

Schedule 1.2(A)  Sources and Uses Schedule
Schedule 1.2(B)  Stock Purchase Price Allocation
Schedule 2.2     Warrant Redemption Price Allocation

                                    EXHIBITS

Exhibit A                   Location of Defined Terms

STOCK PURCHASE AND STOCK AND WARRANT REDEMPTION AGREEMENT

         This STOCK PURCHASE AND STOCK AND WARRANT REDEMPTION AGREEMENT (this "Agreement") is made this 20th day of February, 1996 by and among: (A) JACOR COMMUNICATIONS, INC., an Ohio corporation ("Buyer"); (B) PRUDENTIAL VENTURE PARTNERS II, L.P., a limited partnership ("Prudential"); (C) NORTHEAST VENTURES, II, a limited partnership ("Northeast"); (D) JOHN T. LYNCH ("Lynch"); (E) FRANK
A. DE FRANCESCO ("De Francesco"); (F) THOMAS R. JIMENEZ ("Jimenez"); (G) WILLIAM
R. ARBENZ ("Arbenz"); (H) CIHC, INCORPORATED, a Delaware corporation ("CIHC");
(I) BANKERS LIFE HOLDING CORPORATION, a Delaware corporation ("BLH"); and (J) NOBLE BROADCAST GROUP, INC., a Delaware corporation ("Company").

                                    RECITALS:

         WHEREAS, Prudential and Northeast (each referred to herein individually as a "Class A Shareholder", and together as the "Class A Shareholders") are the record and beneficial owners of 100% of the issued and outstanding shares of the Class A common stock of the Company (the "Class A Stock"), and the Company desires to redeem and retire all of the Class A Stock, and the Class A Shareholders desire that the Company redeem all of the Class A Stock, upon and subject to the terms and conditions hereof; and

         WHEREAS, Lynch, De Francesco, Jimenez and Arbenz (each referred to herein individually as a "Class B Shareholder", and collectively as the "Class B Shareholders") are the record and beneficial owners of 100% of the issued and outstanding shares of the Class B common stock of the Company (the "Class B Stock"), and Buyer desires to acquire all of the Class B Stock, and the Class B Shareholders desire that Buyer acquire all of the Class B Stock, upon and subject to the terms and conditions hereof; and

         WHEREAS, BLH and CIHC (as successor in interest to CCP Insurance, Inc.) (each referred to herein individually as a "Warrant Seller", and together as the "Warrant Sellers") are the record and beneficial owners of warrants to purchase Class A common stock of the Company (the "Warrants") pursuant to a certain Warrant No. 1 and Warrant No. 2, respectively, each dated August 18, 1995, and the Company desires to redeem and cancel the Warrants, and the Warrant Sellers desire that the Company redeem the Warrants, upon and subject to the terms and conditions hereof; and

         WHEREAS, each Class A Shareholder, each Class B Shareholder and each Warrant Seller is sometimes referred to herein as a "Seller" and the Class A Shareholders, the Class B Shareholders and

Warrant Sellers are sometimes referred to collectively herein as the "Sellers"; and

         WHEREAS, the location of defined terms herein are set forth on Exhibit A hereto; and

         NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

         1       PURCHASE AND SALE OF CLASS B STOCK

         1.1 PURCHASE AND SALE. At the Stock Closing (as defined in Section 12.1.1), upon and subject to all of the terms and conditions set forth herein, the Class B Shareholders will sell, assign, transfer and deliver to Buyer, and Buyer will purchase from the Class B Shareholders, all of the issued and outstanding shares of Class B Stock.

         1.2 STOCK PURCHASE PRICE; ALLOCATION OF STOCK PURCHASE PRICE. In consideration for good and marketable title to the Class B Stock, free and clear of all liens, charges, encumbrances and restrictions of any kind, Buyer shall pay to the Class B Shareholders the aggregate purchase price (the "Stock Purchase Price") shown on the Sources and Uses of Funds Schedule attached hereto as Schedule 1.2(A) (the "Sources and Uses Schedule") minus: (A) the amount, if any, by which (i) the sum of the barter payables (excluding payables related to bartered fixed assets) of the Stations (other than the Denver Stations) as of the Redemption Closing Date and the barter payables (excluding payables related to bartered fixed assets) of the Denver Stations as of the Stock Closing Date or, if earlier, the date upon which Buyer (or an Affiliate of Buyer) commences operation of the Denver Stations pursuant to a time brokerage agreement or joint sales agreement pursuant to Section 8.11) exceed (ii) the sum of $200,000 plus the amount of barter receivables of the Stations (other than the Denver Stations) as of the Redemption Closing Date plus the amount of barter receivables of the Denver Stations as of the Stock Closing Date or, if earlier, the date upon which Buyer (or an Affiliate of Buyer) commences operation of the Denver Stations pursuant to a time brokerage agreement or joint sales agreement pursuant to Section 8.11); minus (B) any adjustments pursuant to Section 6.2.4 or Section 8.18.

         The Stock Purchase Price shall be paid as follows: (A) Five Hundred and Twenty-Two Thousand Five Hundred Dollars ($522,500) (the "Stock Purchase Escrow Consideration") shall be deposited upon the Stock Closing into the Escrow Fund (as defined below in this

Section 1.2); and (B) an amount equal to the difference between the Stock Purchase Price minus the Stock Purchase Escrow Consideration (the "Net Stock Purchase Payment") shall be paid upon the Stock Closing by wire transfer of funds in accordance with wiring instructions provided by the Stock Sellers Representative (as defined in Section 14.9) to Buyer prior to the Stock Closing Date.

         The Stock Purchase Escrow Consideration shall be placed in an escrow fund (the "Escrow Fund") at The Fifth Third Bank in the name of The Fifth Third Bank as escrow agent (the "Indemnification Escrow Agent"), and shall be administered in accordance with the terms of an Indemnification and Escrow Agreement of even date herewith between the parties hereto, Conseco, Inc., an Indiana corporation ("Conseco") and the Indemnification Escrow Agent (the "Indemnification and Escrow Agreement"). Notwithstanding anything to the contrary provided herein, in the event that, prior to deposit of all or any portion of the Stock Purchase Escrow Consideration into the Escrow Fund, an Award Notice (as defined in the Indemnification and Escrow Agreement) exists with respect to a Buyer Escrow Indemnified Claim for which the sum of the Warrant Escrow Consideration and the Class A Escrow Consideration (each as defined in Section 2.2 below) available pursuant to the terms of the Indemnification and Escrow Agreement to satisfy such Award Notice was not sufficient to fully reimburse Buyer, then Buyer shall be entitled to offset such unreimbursed amount against the Stock Purchase Escrow Consideration prior to the payment thereof into the Escrow Fund, and the amount of the Stock Purchase Escrow Consideration to be thereafter deposited in the Escrow Fund shall be concomitantly reduced.

         The allocation of the Stock Purchase Price among the Class B Shareholders shall be as set forth on Schedule 1.2(B) hereto; provided that Buyer's obligations with respect to payment of the Stock Purchase Price shall terminate upon confirmation of receipt of the wired funds, and Buyer shall have no obligation or liability to any Class B Shareholder with respect to the ultimate distribution of such payment among the Class B Shareholders.

         1.3 INTEREST PAYMENTS. In the event that the Stock Closing has not occurred on or before April 15, 1997, then from and after April 16, 1997 the unpaid portion of the Stock Purchase Price outstanding from time to time shall bear interest at the rate of interest per annum announced by Banque Paribas to be its prime rate or base rate of interest from time to time at its principal office in Chicago, Illinois. Buyer shall pay the Class B Shareholders accrued interest in arrears on a monthly basis on or before the last business day of each month commencing with April, 1997. Interest shall be paid by wire transfer of funds in accordance with wiring instructions provided by the Stock Sellers Representative.

         1.4 STOCK ESCROW AND SECURITY AGREEMENT. At the Redemption Closing, the Class B Shareholders, the Company, Buyer, Phillip H.

Banks, as trustee, and The Fifth Third Bank as escrow agent (the "Stock Escrow Agent") shall have entered into a Stock Escrow and Security Agreement (the "Stock Escrow and Security Agreement") pursuant to which Class B Shareholders shall deliver to the Stock Escrow Agent at the Redemption Closing all of the Class B Stock, and appropriate stock powers and other transfer documents, all of which shall be held and released pursuant to the terms and conditions of the Stock Escrow and Security Agreement.

         1.5 TRUST AGREEMENT. In order to make more certain the sale of the Class B Shares to Buyer and as a condition to Buyer's obligation to purchase the Class B Stock, as soon as reasonably possible after the execution hereof and following receipt of FCC consent to the transfer of such shares, the Class B Shareholders shall (in addition to all actions taken prior to the execution hereof) take all actions as are reasonably necessary in order to transfer all of their right, title and interest in and to the Class B Stock to Phillip H. Banks, as Trustee (the "Stock Trustee") under that certain Trust Agreement, dated February 20, 1996, by and between Mr. Banks and the Class B Shareholders and their spouses as "Trustors" (the "Stock Trust") and to make fully effective the provisions of the Stock Trust. The Class B Shareholders have delivered to Buyer a true, correct and complete copy of the Stock Trust as in effect. Buyer agrees to pay all amounts due Trustee in connection with the Stock Trust.

         The Class B Shareholders and Buyer acknowledge that, from and after the transfer of the Class B Stock into the Stock Trust, the Stock Trustee will be the legal title holder of the Class B Stock, and that the mechanics of certain payments from Buyer to the Class B Shareholders as contemplated hereby (or to the Stock Trustee as holder of the Class B Stock), and mechanics of the delivery of the Class B Stock from the Class B Shareholders to Buyer as contemplated hereby (or by the Stock Trustee as holder of the Class B Stock), are more fully provided for in the Stock Trust and the Stock Escrow and Security Agreement, and specifically contemplate the transfer of the Class B Stock by the Class B Shareholders to the Stock Trustee. Accordingly, the Class B Shareholders and Buyer agree that, if and to the extent that there is any discrepancy between the terms and conditions hereof and the terms and conditions of the Stock Trust and the Stock Escrow and Security Agreement regarding such payments and delivery, the terms and conditions of the Stock Trust and the Stock Escrow and Security Agreement shall prevail.

         Anything to the foregoing notwithstanding, it is understood that the Class B Shareholders shall retain all voting rights and powers necessary to exercise de facto and de jure control of the Stations as required by the FCC prior to receipt of FCC Consent (as defined in Section 7.1.1).

                                   ARTICLE II

         2       REDEMPTION OF WARRANTS AND CLASS A STOCK

         2.1 REDEMPTION. At the Redemption Closing (as defined in Section 10.1.1), upon and subject to all of the terms and conditions set forth herein:
(A) the Warrant Sellers will sell, assign, transfer and deliver to the Company all of their right, title and interest in and to the Warrants; and (B) the Class A Shareholders will sell, assign, transfer and deliver to the Company all of their right, title and interest in and to the Class A Stock

         2.2 REDEMPTION PRICE; ALLOCATION OF REDEMPTION PRICE. In consideration for the Warrants, at the Redemption Closing the Company shall pay to the Warrant Sellers the aggregate redemption shown on the Sources and Uses Schedule (the "Warrant Redemption Price"). In consideration for the Class A Stock, at the Redemption Closing the Company shall pay to the Class A Shareholders the aggregate redemption price shown on the Sources and Uses Schedule (the "Class A Redemption Price").

         The Warrant Redemption Price shall be paid at the Redemption Closing as follows: (A) One Million Eight Hundred and Seventy Five Thousand Dollars ($1,875,000) (the "Warrant Escrow Consideration") shall be deposited into the Escrow Fund and shall be administered in accordance with the terms of the Indemnification and Escrow Agreement; and (B) an amount equal to the difference between the Warrant Redemption Price minus the Warrant Escrow Consideration (the "Net Warrant Redemption Payment") shall be paid by wire transfer of funds in accordance with wiring instructions provided by the Warrant Sellers Representative to the Company prior to Redemption Closing Date.

         The Class A Redemption Price shall be paid at the Redemption Closing as follows: (A) One Hundred and Two Thousand Five Hundred Dollars ($102,500) (the "Class A Escrow Consideration") shall be deposited into the Escrow Fund and shall be administered in accordance with the terms of the Indemnification and Escrow Agreement; and (B) an amount equal to the difference between the Class A Redemption Price minus the Class A Escrow Consideration (the "Net Class A Redemption Payment") shall be paid by wire transfer of funds in accordance with wiring instructions provided by each of the Class A Shareholders to the Company prior to Redemption Closing Date.

         The allocation of the Warrant Redemption Price among the Warrant Sellers and the Class A Redemption Price among the Class A Shareholders shall be as set forth on Schedule 2.2 hereto; provided that the Company's obligations with respect to payment of the Warrant Redemption Price and the Class A Redemption Price as outlined in this Section shall terminate upon confirmation of receipt of the wired funds, and the Company shall have no obligation or liability to either Warrant Seller or either Class A Shareholder with respect to the ultimate distribution of such payment among the Warrant Sellers and the Class A Shareholders.

         2.3 CANCELLATION OF WARRANTS AND RELEASE. Subject to and effective upon the consummation of the Redemption Closing, the Company hereby cancels the Warrants. In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Warrant Sellers acknowledge and agree that the Warrants and any and all rights evidenced by the Warrants, including without limitation, the right of any holder of the Warrants to purchase the Class A common stock of the Company, shall be null and void effective upon the consummation of the Redemption Closing. Subject to and effective upon the consummation of the Redemption Closing, the Warrant Sellers and the Company hereby release and discharge each other, and their respective shareholders, directors, officers, employees, agents, Affiliates and representatives, from any and all claims, liabilities and obligations that they may have had to each other relating to or arising out of or in connection with the Warrants or that certain Investment Agreement, dated as of August 18, 1995 by and between the Company and Conseco, Inc., an Indiana corporation. Such releases shall not, however, affect any party's rights against any other party arising out of this Agreement or any Ancillary Document.

         2.4 RETIREMENT OF CLASS A STOCK AND RELEASE. Subject to and effective upon the consummation of the Redemption Closing, the Company hereby retires the Class A Stock. In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Class A Shareholders acknowledge and agree that any rights of the Class A Shareholders in and to the Class A Stock, including without limitation, the right of any holder of the Class A Stock to convert the Class A Stock into the Class B common stock of the Company, shall be null and void effective upon the consummation of the Redemption Closing. Subject to and effective upon the consummation of the Redemption Closing, the Class A Shareholders and the Company hereby release and discharge each other, and their respective shareholders, directors, officers, employees, agents, Affiliates and representatives, from any and all claims, liabilities and obligations that they may have had to each other relating to or arising out of or in connection with the Class A Stock. Such releases shall not, however, affect any party's rights against any other party arising out of this Agreement or any Ancillary Document.

                                   ARTICLE III

         3       REPRESENTATIONS AND WARRANTIES OF EACH SELLER

         In order to induce Buyer to enter into this Agreement, each Seller severally makes the following representations and warranties which are applicable to such Seller to Buyer (the "Sellers Representations and Warranties"). The Sellers Representations and Warranties shall be true and correct in all respects as of the date hereof and at all times hereafter subject to the provisions hereof regarding the expiration thereof and changes expressly contemplated hereby.

         3.1 ORGANIZATION. Each Seller (other than the Sellers who are natural persons) represents and warrants as to itself that such Seller is, as applicable, a corporation or a limited partnership, duly organized, validly existing and in good standing under the laws of the state in which it was organized.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Seller represents and warrants as to itself that: (A) such Seller has the full power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which such Seller is or will be a party, including without limitation the Financing Agreements as defined in Section 6.2.4 (such other agreements and documents are sometimes referred to collectively herein as the "Ancillary Documents") and to consummate the transactions contemplated hereby and thereby; (B) the execution and delivery by such Seller of this Agreement and each of the Ancillary Documents to which such Seller is or will be a party, and the consummation by such Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of such Seller; (C) this Agreement has been, and each of the Ancillary Documents to which such Seller is or will be a party will be, duly executed and delivered by such Seller; and (D) the obligations imposed on such Seller by this Agreement are, and by each of the Ancillary Documents to which such Seller is or will be a party when executed and delivered by such Seller will be, the valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms.

         3.3 OWNERSHIP OF CLASS A SHARES. Each Class A Shareholder represents and warrants as to itself that: (A) such Class A Shareholder is the sole record and beneficial owner of good and marketable title to all of the shares of Class A Stock set forth opposite such Class A Shareholder's name in the Disclosure Letter (as defined in the second introductory paragraph to Article IV) under the heading "Class A Stock Owned"; (B) such shares are duly authorized, validly issued, fully paid for and are nonassessable; and (C) such Class A Shareholder owns such shares of Class A Stock free and clear of all liabilities (absolute or contingent), liens, encumbrances, mortgages, pledges, options, claims, proxies, and other security interests or rights of others.

         3.4 OWNERSHIP OF CLASS B SHARES. Each Class B Shareholder represents and warrants as to itself that: (A) such Class B Shareholder is the sole record and beneficial owner of good and marketable title to all of the shares of Class B Stock set forth opposite such Class B Shareholder's name in the Disclosure Letter under the heading "Class B Stock Owned"; (B) such shares are duly authorized, validly issued, fully paid for and are nonassessable; (C) except as described in the Disclosure Letter, such Class B Shareholder owns such shares of Class B Stock free and clear of all liabilities (absolute or contingent), liens, encumbrances, mortgages, pledges, options, claims, proxies, and other security interests or rights of others; and (D) at the Stock Closing Buyer will acquire good and marketable title to all of such Class B Stock free and clear of all liabilities (absolute or contingent), liens, encumbrances, mortgages, pledges, options, claims, proxies and other security interests or rights of others.

         3.5 OWNERSHIP OF WARRANTS. Each Warrant Seller represents and warrants as to itself that: (A) such Warrant Seller is the sole record and beneficial owner of good and marketable title to all of the Warrants set forth opposite such Warrant Seller's name in the Disclosure Letter under the heading "Warrants Owned"; and (B) except as described in the Disclosure Letter, such Warrant Seller owns such Warrants free and clear of all liabilities (absolute or contingent), liens, encumbrances, mortgages, pledges, options, claims, proxies, and other security interests or rights of others.

         3.6 NOBLE INDEBTEDNESS. Each Class B Shareholder represents and warrants as to itself that, and the Company represents and warrants that, other than the Noble Indebtedness (as defined below), neither the Company nor any of its Subsidiaries: (A) have any liabilities or obligations that would be required to be categorized as long-term debt (or as the current portion of long-term debt) on a balance sheet prepared in accordance with generally accepted accounting principles, including without limitation any capital leases, and (B) is a party to or bound by any interest rate protection agreements, interest rate cap agreements, interest rate collar agreements, or other similar arrangements. For this purpose, "Noble Indebtedness" shall mean the outstanding indebtedness of the Company and its Subsidiaries (including any accrued and deferred interest, prepayment fees, termination fees, breakage fees, penalties and other amounts required to be paid in order to satisfy such indebtedness in full) under: (A) those certain Subordinated Notes, each dated August 18, 1995, in the aggregate original principal amount of Thirty Seven Million Dollars ($37,000,000), more specifically described in the Disclosure Letter, and which have a payoff balance as of the date hereof as shown on the Sources and Uses Schedule (the "Conseco Debt"); (B) the Credit Agreement (the "Credit Agreement") among the Company,

Noble Broadcast Holdings, Inc., various lending institutions, CIBC, Inc., and First Union National Bank of North Carolina, as Co- Agents and The Chase Manhattan Bank, N.A., as Agent, dated as of August 18, 1995, as amended, and more specifically described in the Disclosure Letter, and which has a payoff balance as of the date hereof as shown on the Sources and Uses Schedule (after any Available Cash (as defined below) has been credited thereto as shown in the Sources and Uses Schedule) (the "Chase Debt"); (C) a subordinated non-interest bearing promissory note in the face amount of $500,000 with a nominal unpaid balance of $250,000, currently held by Barclay's Business Credit, more specifically described in the Disclosure Letter, and which has a payoff balance as of the date hereof as shown on the Sources and Uses Schedule (the "Barclay's Debt"); (D) the Swap Transaction Agreement between The Chase Manhattan Bank and the Company, which is more specifically described in the Disclosure Letter, and which has an aggregate payoff balance as of the date hereof as shown on the Sources and Uses Schedule (the "Rate Protection Agreement"); (E) future payments in the aggregate amount shown on the Sources and Uses Schedule in connection with the Accu-Weather settlement for KHOW-AM (the "Accu-Weather Settlement"); and (F) the intercompany notes described in the Disclosure Schedule (the "Intercompany Notes"). For this purpose "Available Cash" shall mean the amount of cash in the Company and the Subsidiaries determined as follows: (A) the amount of cash in all Company and Subsidiary bank accounts as of the close of business on the day prior to the Redemption Date; plus (B) the aggregate amount of cash, checks and other payments (including deposits which have not yet cleared) to the Company and any Subsidiary which were received prior to the close of business on the day prior to the Redemption Date; minus (C) the aggregate of all outstanding checks, including without limitation the balance of payroll from the last payroll not yet cleared; minus (D) the amount of the fees of Gray, Cary, Ware & Freidenrich, Haley, Bader & Potts and Cervantes, Paregon & Guitterez for legal services rendered on behalf of the Company (or in the case of Cervantes, Paregon & Guitterez, RDP and Nobro, which the Company is reimbursing) and the fees of Price Waterhouse for accounting and tax services rendered on behalf of the Company in connection with the transactions contemplated hereby and by the Ancillary Documents.

         3.7 CLASS A SHAREHOLDERS: NONCONTRAVENTION. Each Class A Shareholder represents and warrants as to itself that the execution, delivery and performance by such Class A Shareholder of this Agreement and each of the Ancillary Documents to which such Class A Shareholder is a party, and the performance and consummation by such Class A Shareholder of the transactions contemplated hereby and thereby:

                  3.7.1 do not require on behalf of such Class A Shareholder any consent, authorization, order, waiver or approval of, or registration, declaration or filing with, any Governmental Entity;

                 3.7.2 will not result in a violation of any material law or regulation, or of any judgment, writ, injunction, order, rule, ruling or decree of any Governmental Entity to which such Class A Shareholder is subject;

                 3.7.3 will not conflict with or constitute a breach or violation of or default under the partnership agreements and other governance documents of such Class A Shareholder; and

                 3.7.4 does not require on behalf of such Class A Shareholder any consent, authorization, order, waiver or approval of, or registration, declaration or notice to, or filing with any party, nor does it violate or conflict with or result in a breach of, or constitute a default of or give rise to a right of termination or acceleration (or an event which with notice or lapse of time or both would give rise to a right of termination or acceleration) under, any provision of any contract, indenture, mortgage, lease, agreement, license, permit or other instrument to which such Class A Shareholder is a party.

         3.8 CLASS B SHAREHOLDERS: NONCONTRAVENTION. Each Class B Shareholder represents and warrants as to itself that the execution, delivery and performance by such Class B Shareholder of this Agreement and each of the Ancillary Documents to which such Class B Shareholder is a party, and the performance and consummation by such Class B Shareholder of the transactions contemplated hereby and thereby:

                 3.8.1 other than the governmental and regulatory consents and approvals required by Article VII hereof, do not require on behalf of such Class B Shareholder any consent, authorization, order, waiver or approval of, or registration, declaration or filing with, any federal, state, local or foreign governmental or administrative agency, court, or other authority (each, a "Governmental Entity" and collectively, "Governmental Entities");

                 3.8.2 will not result in a violation of any material law or regulation, or of any judgment, writ, injunction, order, rule, ruling or decree of any Governmental Entity to which such Class B Shareholder is subject; and

                 3.8.3 other than the governmental and regulatory consents and approvals required by Article VII hereof, and other than such spousal consents as may be required under California law with respect to each of the Class B Shareholders and which have previously been executed and delivered, does not require on behalf of such Class B Shareholder any consent, authorization, order, waiver or approval of, or registration, declaration or notice to, or filing with any party, nor does it violate or conflict with or result in a breach of, or constitute a default of or give rise to a right of termination or acceleration (or an event which with notice or lapse of time or both would give rise to a right of termination or acceleration) under, any provision of any contract, indenture, mortgage, lease, agreement, license, permit or other instrument to which such Class B Shareholder is a party.

         3.9 WARRANT SELLERS: NONCONTRAVENTION. Each Warrant Seller represents and warrants as to itself that the execution, delivery and performance by such Warrant Seller of this Agreement and each of the Ancillary Documents to which such Warrant Seller is a party, and the performance and consummation by such Warrant Seller of the transactions contemplated hereby and thereby:

                 3.9.1 do not require on behalf of such Warrant Seller any consent, authorization, order, waiver or approval of, or registration, declaration or filing with, any Governmental Entity;

                 3.9.2 will not result in a violation of any material law or regulation, or of any judgment, writ, injunction, order, rule, ruling or decree of any Governmental Entity to which such Warrant Seller is subject; and

                 3.9.3 as applicable, will not conflict with or constitute a breach or violation of or default under the Certificate of Incorporation, Bylaws, charter, partnership agreements and other governance documents of such Warrant Seller; and

                 3.9.4 does not require on behalf of such Warrant Seller any consent, authorization, order, waiver or approval of, or registration, declaration or notice to, or filing with any party, nor does it violate or conflict with or result in a breach of, or constitute a default of or give rise to a right of termination or acceleration (or an event which with notice or lapse of time or both would give rise to a right of termination or acceleration) under, any provision of any contract, indenture, mortgage, lease, agreement, license, permit or other instrument to which such Warrant Seller is a party.

         3.10 TRANSACTIONS WITH THE COMPANY OR SUBSIDIARIES. Except for matters described in the Disclosure Letter (as hereinafter defined), each Seller represents and warrants as to itself that neither such Seller, nor any director, officer or managerial employee of such Seller nor their respective Affiliates, spouses, children, relatives or other person living in their household:

                 3.10.1 owns directly or indirectly any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary or any organization which has a contract or arrangement with the Company or any Subsidiary;

                 3.10.2 is owed any money or property by the Company or any Subsidiary, other than (A) wages or salary earned in the ordinary course of business; and (B) the Conseco Debt and the Chase Debt, each of which shall be repaid in full upon consummation of the Redemption Closing;

                 3.10.3  is indebted to the Company or any Subsidiary; or

                 3.10.4 other than the Conseco Debt and claims by Lynch and De Francesco for wages for services rendered as employees of the Company pursuant to their current employment agreements, has any claim (regardless of the source thereof) against the Company, its Subsidiaries or their respective shareholders, directors, officers, employees, agents, Affiliates or representatives.

                 3.10.5 owns any property, real or personal, tangible or intangible, or has rights required for or used in the business of the Company or any Subsidiary.

         3.11 FINDER'S FEE. Each Seller represents and warrants as to itself that such Seller has not incurred or become liable for any broker's commission, finder's fee or payment to any other intermediary relating to or in connection with the transactions contemplated by this Agreement, or otherwise dealt with any brokers, finders or intermediaries in connection herewith other than R.C. Crisler whose fees shall be paid by Buyer.

         3.12 DISCLOSURE. Each Seller represents and warrants as to itself that no representation or warranty made by such Seller in this Agreement, any Ancillary Document, or in any schedule, certificate or exhibit prepared and furnished or to be prepared and furnished by such Seller or their representatives in their capacity as a Seller pursuant hereto or thereto, or in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                   ARTICLE IV

         4       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce Buyer to enter into this Agreement, the Company hereby makes the following representations and warranties to Buyer (the "Company Representations and Warranties"). Unless otherwise specifically provided herein, the Company Representations and Warranties shall be true and correct in all respects as of the date hereof subject to the provisions hereof regarding the expiration thereof and changes expressly contemplated hereby. The continuing status of certain of the Company Representations and

Warranties are also subject to certain covenants set forth in Section 6.2.2.28.

         Certain of the Sellers Representations and Warranties and the Company Representations and Warranties are qualified, as indicated, by information disclosed in the disclosure letter prepared by the Company and delivered to Buyer prior to or concurrently with the execution and delivery hereof (the "Disclosure Letter"). The Disclosure Letter is divided into sections which correspond to the section references contained in Article III and this Article IV, respectively. Each Disclosure Letter section sets forth in detail any and all exceptions to the Sellers Representations and Warranties and the Company Representations and Warranties contained in the corresponding section of Article III and this Article IV, respectively.

         4.1 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the full power and authority to execute and deliver this Agreement and all other Ancillary Documents to which the Company is or will be a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each of the other Ancillary Documents to which the Company is or will be a party, has been or will be duly executed and delivered by the Company. The obligations imposed on the Company by this Agreement are, and by the Ancillary Documents when executed and delivered by the Company will be, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Company hereby makes each of the representations and warranties set forth in this Section 4.1 with respect to the execution, delivery and consummation by each Subsidiary of any Ancillary Document to which such Subsidiary is a party.

         4.2 CAPITAL STRUCTURE OF THE COMPANY. The entire authorized capital stock of the Company consists solely of (A) 1,569,514 shares of Class A common stock which is convertible as provided in the Company's Articles of Incorporation into the Class B voting common stock of the Company, of which 47,473 shares are issued and outstanding and owned exclusively by Prudential and 2,431 shares are issued and outstanding and owned exclusively by Northeast, all of which will be effectively redeemed and retired upon consummation of the Redemption Closing; and (B) 254,018 shares of Class B common stock, of which 254,018 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are not subject to preemptive rights and were issued in full compliance with all federal, state and local laws, rules and regulations. Upon redemption of the Warrants as contemplated by Article II, there shall be no outstanding or authorized subscriptions, options, warrants, calls, commitments, agreements or arrangements of any kind relating to the issuance, transfer, delivery or sale of any additional shares of capital stock or other securities of the Company, including, but not limited to, any right of conversion or exchange under any outstanding security, agreement or other instrument. Other than as set forth in the Disclosure Letter, there are no authorized or outstanding close corporation agreements, voting agreements, voting trusts, proxies, shareholder agreements, rights to purchase, transfer restrictions, or other similar arrangements with respect to any of the capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The Company has no liability for dividends, interest or other distributions declared or accumulated but unpaid with respect to any securities of the Company other than accrued and deferred interest on the Conseco Debt. The Company has not distributed any cash or other property to any Seller or any other person or entity in contemplation of the transactions contemplated hereby, other than regularly scheduled payments made by the Company pursuant to the terms of the documents evidencing the Conseco Debt. No person or entity has a claim arising out of a violation of any preemptive rights of a stockholder of the Company, nor any claim based upon ownership, repurchase or redemption of any shares of the Company's capital stock.

         4.3 SUBSIDIARIES AND OTHER INVESTMENTS. All subsidiaries of the Company, direct and indirect, are set forth in the Disclosure Letter (collectively, the "Subsidiaries" and each individually, a "Subsidiary") and the Company does not own any securities issued by, or have any other ownership interest in, any other corporation, business organization or entity or governmental authority except as set forth in the Disclosure Letter. Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary is a partner, shareholder, member or participant in any joint venture, partnership, corporation, limited liability company or any entity of any kind or with any individual. Neither the Company nor any Subsidiary is subject to any obligation or requirement to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any entity or to any individual. The authorized capital stock of each Subsidiary is set forth in the Disclosure Letter.

             Except as set forth in the Disclosure Letter, the Company is the lawful record and beneficial owner, either directly or indirectly through a Subsidiary, of 100% of the issued and outstanding shares of capital stock of each Subsidiary, and such shares are duly authorized, validly issued, fully paid for and are non-assessable. The Company owns such shares of stock of the Subsidiaries free and clear of all liabilities (absolute or contingent), liens, encumbrances, mortgages, pledges, options, claims, proxies, and other security interests or rights of others except for a pledge of the stock of each of the Subsidiaries to secure the Chase Debt which shall terminate by its own terms upon repayment in full of the Chase Debt at the Redemption Closing. Except as set forth in the Disclosure Letter, and except for the warrants held by The Chase Manhattan Bank, N.A. as Agent pursuant to a Warrant Agreement dated as of August 18, 1995 (the "Chase Warrants") which shall be cancelled at the Redemption Closing, there are no outstanding or authorized subscriptions, options, warrants, calls, commitments, agreements or arrangements of any kind relating to the issuance, transfer, delivery or sale of any additional shares of capital stock or other securities of any Subsidiary including, but not limited to, any right of conversion or exchange under any outstanding security, agreement or other instrument. Other than as set forth in the Disclosure Letter, there are no authorized or outstanding close corporation agreements, voting agreements, voting trusts, shareholder agreements, rights to purchase, transfer restrictions, or other similar arrangements with respect to any of the capital stock of any Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any Subsidiary. No Subsidiary has any liability for dividends, interest or other distributions declared or accumulated but unpaid with respect to any securities of any Subsidiary. No Subsidiary has distributed any cash or other property to the Company or any other third party in contemplation of the transactions contemplated hereby other than application of the proceeds of the San Diego Transaction (as defined in Section 8.3) or operating cash flow of the Subsidiaries to repay the Conseco Debt and Chase Debt. No person or entity has a claim arising out of a violation of any preemptive rights of a stockholder of any Subsidiary, nor any claim based upon ownership, repurchase or redemption of any shares of any Subsidiary's capital stock.

         4.4 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, the details of which are set forth in the Disclosure Letter. The Company and its Subsidiaries have all requisite corporate and legal power and authority, including without limitation all licenses, permits, authorizations and approvals (corporate, governmental and otherwise) necessary to own, lease and operate their respective assets and properties and to conduct their business in the manner and in the places where such assets and properties are owned, leased or operated or such business is conducted by them. The Company and each of its Subsidiaries is licensed or qualified as a foreign corporation in each state and foreign country in which it is doing business and where the nature and extent of such business requires such license or qualification, the details of which are set forth in the Disclosure Letter. The Company has previously delivered to Buyer true and correct and complete copies of: (A) the Certificate of Incorporation and the Bylaws or the applicable charter and governance documents for the Company and each of its

Subsidiaries, in each case as amended to date; and (B) the shareholder journals, ledgers and other records in which the issuance and transfer of the capital stock of the Company and each of its Subsidiaries is recorded, which accurately reflect all issuance and transfer transactions that shall have occurred with respect to the capital stock of the Company and each of its Subsidiaries prior to the consummation of the transactions contemplated by this Agreement. The minute books of the Company and each of the Subsidiaries contain records which are complete and accurate in all material respects of all meetings and other corporate actions taken by their respective shareholders, boards of directors and committees thereof.

         4.5 NONCONTRAVENTION. Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary is in violation of its Certificate of Incorporation, Bylaws or its charter and other governance documents, and neither the Company nor any Subsidiary has in the past been in violation of its Certificate of Incorporation, Bylaws or its charter and other governance documents the consequence of which past failure would have a material adverse effect on the Company or any Subsidiary. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Documents, and the performance and consummation by the Company of the transactions contemplated hereby and thereby:

                 4.5.1 other than the governmental and regulatory consents and approvals required by Article VII hereof, do not require on behalf of the Company or any Subsidiary any consent, authorization, order, waiver or approval of, or registration, declaration or filing with, any Governmental Entity;

                 4.5.2 will not result in a violation of any material law or regulation, or any judgment, writ, injunction, order, rule, ruling or decree of any Governmental Entity to which the Company or any Subsidiary is subject;

                 4.5.3 will not conflict with or constitute a breach or violation of or default under the Certificate of Incorporation, Bylaws or its charter and other governance documents of the Company or any Subsidiary;

                 4.5.4 other than the governmental and regulatory consents and approvals required by Article VII hereof, do not require on behalf of the Company or any Subsidiary any consent, authorization, order, waiver or approval of, or registration, declaration or notice to, or filing with any party, nor does it violate or conflict with or result in a breach of, or constitute a default of or give rise to a right of termination or acceleration (or an event which with notice or lapse of time or both would give rise to a right of termination or acceleration) under, any provision of any contract, indenture, mortgage, lease, agreement, license, permit or other instrument to which the Company or any

Subsidiary is a party or to which any of their respective assets or properties are subject, where the failure to obtain such consent, authorization, order, waiver or approval, or make such registration, declaration or notice, or filing, or where the occurrence of such violation or conflict would have a material adverse affect; and

                 4.5.5 will not result in the creation of any lien, charge or encumbrance against the Company, or any Subsidiary or any of their assets or properties.

         4.6 RADIO STATIONS. The Disclosure Letter contains a true and complete list of the radio stations operated by the Company and the Subsidiaries (collectively, the "Stations" and each, a "Station"; in addition, radio stations XETRA (AM) and XETRA (FM), as to which the Company's Subsidiary, Noble Broadcast of San Diego, Inc. ("Noble San Diego") holds certain contract rights, are sometimes referred to together herein as the "Mexican Stations", whereas the remaining Stations are sometimes referred to collectively herein as the "American Stations"). The Disclosure Letter also lists with respect to each Station, the market in which the Station operates, the Station's call letters, the frequency on which the Station broadcasts, and the Station's current broadcast format. With respect to the Mexican Stations, Noble San Diego is a party to a certain Exclusive Sales Agency Agreement, dated May 12, 1978, between Radiodifusora Del Pacifico, S.A. ("R.D.P.") and Noble San Diego (f/k/a Noble Multimedia Communications, Inc.), as successor in interest to X-TRA Radio America, Inc., as amended by a certain Amendment to Exclusive Sales Agency Agreement, dated as of November 1, 1986, by and between R.D.P. and Noble San Diego (f/k/a Noble Multimedia Communications, Inc.) (the "Sales Agency Agreement"). The Company has previously delivered to Buyer a true, correct and complete copy of the Sales Agency Agreement, as amended. Noble San Diego is not in default, violation or breach of, and no event exists which could give rise to a right of termination or acceleration (or an event which with notice or lapse of time or both could give rise to a right of termination or acceleration) of, the Sales Agency Agreement and the consummation of the transactions contemplated by this Agreement will not cause Noble San Diego to be in default thereunder. Neither the Company nor any Subsidiary (including, without limitation, Noble San Diego) has knowledge of any default, violation or breach of the Sales Agency Agreement by R.D.P.

         4.7     GOVERNMENT AUTHORIZATIONS.

                 4.7.1 The Disclosure Letter contains a true and complete list of all licenses, permits, approvals, consents and other authorizations (including without limitation those issued or granted by Governmental Entities) which are required for the lawful conduct of the business and operations of the Company and the Subsidiaries (including without limitation the operation of the

American Stations), in the manner and to the full extent they are presently conducted. The foregoing listing includes, without limitation, all required Federal Communication Commission ("FCC") licenses (including auxiliary licenses associated with each American Station), Section 325 authorizations, permits, approvals, consents and other authorizations (collectively, the "American Station Licenses"). All of such licenses, permits, approvals, consents and other authorizations (including without limitation the American Station Licenses) are each referred to herein individually as a "Permit" and collectively as the "Permits."

                 4.7.2 The Company has previously delivered to Buyer true, correct and complete copies of the American Station Licenses and the other Permits, including without limitation any and all amendments and other modifications thereto. The American Station Licenses and the other Permits are in good standing and are in full force and effect. The American Station Licenses are unimpaired by any act or omission of the Company, any Subsidiary or any of their officers, directors or employees or of any Seller. The operation of each of the American Stations is in accordance with the American Station Licenses relating thereto and the underlying construction permits and the other Permits.

                 4.7.3 The Company has previously delivered to Buyer true, correct and complete copies of all concessions, licenses, permits, approvals, consents and other authorizations issued by the Mexican Secretaria de Comunicaciones y Transportes ("SCT") or other Governmental Entity (collectively, the "Mexican Station Licenses") issued to R.D.P. or the Company or any Subsidiary and relating to the operation of the Mexican Stations as now operated. Except as set forth in the Disclosure Letter, to the Company's knowledge, the Mexican Station Licenses are in good standing and are in full force and effect. Except as set forth in the Disclosure Letter, the Mexican Station Licenses are unimpaired by any act or omission of the Company, any Subsidiary or any of their officers, directors or employees or of any Seller; provided that no representation is made by the Company that the Company's purchase of air time and provision of programming under the Sales Agency Agreement has been authorized by the SCT or is in compliance with applicable Mexican law. Except as set forth in the Disclosure Letter, to the Company's knowledge, the operation of each of the Mexican Stations is in accordance with the Mexican Station Licenses relating thereto and the underlying construction permits and the other Permits; provided that no representation is made by the Company that the Company's purchase of air time and provision of programming under the Sales Agency Agreement has been authorized by the SCT or is in compliance with applicable Mexican law.

                 4.7.4 The Company or its Subsidiaries are the authorized legal holder of the American Station Licenses and other Permits, none of which is subject to any restrictions or conditions which would limit in any respect the full operation of the Stations as now operated. To the Company's knowledge, R.D.P. is the authorized legal holder of the Mexican Station Licenses.

                 4.7.5 Except as set forth in the Disclosure Letter, there are no applications, complaints or proceedings pending or to the knowledge of the Company threatened before the FCC or any Governmental Entity relating to the business or operations of the American Stations, the Company or any Subsidiary. To the knowledge of the Company, except as set forth in the Disclosure Letter, there are no applications, complaints or proceedings pending or threatened before the SCT or any Governmental Entity relating to the business or operations of the Mexican Stations.

                 4.7.6 No proceedings are pending or to the Company's knowledge are threatened, and no circumstances exist or to the Company's knowledge are reasonably expected to arise, which may result in the revocation, modification, non-renewal or suspension of any of the American Station Licenses or the other Permits, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC or any other Governmental Entity with respect to the American Station Licenses or the other Permits or which may affect the Company's and each Subsidiary's ability to continue to operate each of the American Stations as they are currently operated.

                 4.7.7 To the Company's knowledge, no proceedings are pending or threatened which may result in, the revocation, modification, non-renewal or suspension of any of the Mexican Station Licenses, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the SCT or any other Governmental Entity with respect to the Mexican Station Licenses or which may affect the Company's and each Subsidiary's ability to continue to operate each of the Mexican Stations as they are currently operated (including, without limitation, performance by the parties thereto of their obligations under the Sales Agency Agreement in the manner currently performed).

                 4.7.8 Except as set forth in the Disclosure Letter, each of the American Stations is operating with the maximum facilities specified by the American Station License pertaining thereto, and such American Station License specifies the maximum facilities allowed by law and international treaty. Except as set forth in the Disclosure Letter, to the Company's knowledge each of the Mexican Stations is operating, with the maximum facilities specified by the Mexican Station License pertaining thereto and such Mexican Station License specifies the maximum facilities allowed by law and international treaty. To the Company's knowledge, none of the Stations are causing objectionable interference to the transmissions or reception by the public of any other broadcast station or communications facility nor have any of the Stations, Sellers, the Company or any Subsidiary received any complaints, notices or communications with respect thereto. No other broadcast station or communications facility is causing objectionable interference to the respective transmissions of any of the Stations or the public's reception of such transmissions.

                 4.7.9 Except as set forth in the Disclosure Letter, neither the Company, any Subsidiary nor any Seller has any reason to believe that the Station Licenses and the other Permits will not be renewed in their ordinary course. All reports, forms and statements required to be filed by the Company or any Subsidiary with the FCC, SCT or any other Governmental Entity with respect to each of the Stations since the later of (A) the initial grant of, or (B) the grant of the last renewal of, each of the Station Licenses have been filed and are complete and accurate. There are no facts which, under the Communications Act of 1934, as amended, or the existing rules, regulations, requirements and policies of the FCC, would disqualify any Seller, the Company or any Subsidiary as a transferor to Buyer of the American Licenses.

         4.8 COMPLIANCE WITH REGULATIONS OF FCC AND ALL OTHER GOVERNMENTAL ENTITIES. The operation of the American Stations is in compliance in all material respects with: (A) all applicable engineering standards required to be met under applicable rules, regulations, guidelines, policies and industry standard engineering practices; and (B) all other applicable rules, regulations, requirements and policies of any Governmental Entity, including, but not limited to, equal employment opportunity policies of the FCC, as applicable, all applicable painting and lighting requirements of the FCC, as applicable, and the Federal Aviation Administration and ANSI Radiation Standards C95.1 - 1992, and there are no existing or, to the knowledge of the Company, any threatened claims to the contrary.

         4.9 COMPLIANCE WITH APPLICABLE LAW; ADVERSE RESTRICTIONS. Except as set forth in the Disclosure Letter:

                 4.9.1 The Company and each Subsidiary are presently conducting their respective businesses in material compliance with all applicable laws, rules, regulations, ordinances and other requirements of all Governmental Entities (each individually, a "Statute" and collectively, "Statutes");

                 4.9.2 The Company and each Subsidiary are presently conducting their respective businesses in material compliance with all applicable orders, writs, injunctions, judgments, decrees, awards and other directives of all Governmental Entities (each individually, a "Decree" and collectively, "Decrees");

                 4.9.3 No Seller, the Company or any Subsidiary has received notification of any failure to comply with any Statute or Decree and no material violation of any Statute or Decree exists or will exist as a result of the consummation of any of the transactions contemplated by this Agreement;

                 4.9.4 Neither the Company nor any Subsidiary, nor any director, officer, employee or other person (including any Seller) acting on behalf of the Company or any Subsidiary, has made or agreed to make any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Entity which was illegal, or if made would be illegal;

                 4.9.5 Neither the Company nor any Subsidiary has established or maintained any material unrecorded fund or asset for any purpose, and there are no material false entries on any books or records of the Company or any Subsidiary;

                 4.9.6 Each Seller, the Company and each Subsidiary has filed in a timely manner all reports, documents and other materials required to be filed by it under the applicable laws and regulations of any Governmental Entity applicable to the Company and its Subsidiaries with respect to which the failure to file could have a material adverse effect on the Company or any Subsidiary; and

                 4.9.7 The Company and each Subsidiary have possession of all records and documents required to be retained under the applicable laws and regulations of any Governmental Entity.

         4.10    FINANCIAL STATEMENTS.

                 4.10.1 The Company has previously delivered to Buyer true and correct and complete copies of the following consolidated financial statements:
(A) the audited balance sheet of the Company and the Subsidiaries as of December 25, 1994 and the related audited statements of income, retained earnings and cash flows for the year then ended; (B) the unaudited balance sheet of the Company and the Subsidiaries as of December 31, 1995 and the related unaudited statements of income, retained earnings and cash flows for the year then ended. The documents set forth in (A) and (B) of this paragraph are referred to collectively herein as the "Financial Statements." The December 25, 1994 balance sheet included in the Financial Statements is referred to herein as the "Base Balance Sheet."

                 4.10.2 Except as set forth in the Disclosure Letter, and with respect only to Financial Statements which are unaudited except for normal recurring year-end adjustments, the Financial Statements: (A) are in accordance with the books and records of the Company and the Subsidiaries; (B) are complete and correct and present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of operations and cash flow for the periods covered thereby; (C) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby; and (D) reflect adequate reserves for all known liabilities and reasonably anticipated losses.

                 4.10.3 Except as set forth in the Disclosure Letter, during the periods reflected in the Financial Statements and on a consolidated basis, the Company and the Subsidiaries did not have any extraordinary items of income or profits, except as fairly and accurately disclosed on the Financial Statements.

                 4.10.4 The Company has previously delivered to Buyer true and correct and complete copies of, with respect to the Company and each Subsidiary:
(A) all accountants' reports for the last three years (including without limitation, all "management letters" and "management reports"); (B) all auditor's letters regarding internal accounting controls for the last three years; (C) all attorneys responses to audit letters for the last three years;
(D) the most recently prepared projections prepared for the current fiscal year ending December 31, 1995 and all budgets and projections prepared for the fiscal year ending December 29, 1996 (provided, however, that no representation is made as to the achievability of any budgets or projections); (E) the most recent reviews or comparisons of actual versus projected or budgeted results for the current fiscal year; and (F) any documents relating to extraordinary write-downs or write-offs during the past three years.

         4.11    TAX MATTERS.

                 4.11.1 As used herein, "Tax" or "Taxes" means with respect to the Company and any Subsidiary: (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such entity; and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of IRC Section 6901 or any other applicable law) of another entity or a member of an affiliated or combined group.

                 4.11.2 Except as disclosed in the Disclosure Letter and except for Taxes resulting from the transactions contemplated hereby:

                           4.11.2.1 The Company and each Subsidiary have timely
filed all applicable federal, state and local tax returns, informational returns, reports and declarations of estimated tax required to be filed by it with respect to all Taxes applicable to the Company, the Subsidiaries and their respective businesses (each, a "Company Tax Return" and collectively, the "Company Tax Returns");

                          4.11.2.2 The Company and each Subsidiary have timely
paid all Taxes owing by it except Taxes which have not yet become due and payable and for which adequate provision has been made in the Financial Statements, and except for federal and state income taxes payable for its taxable year ended December 31, 1995.

                          4.11.2.3  Since the date of the Base Balance Sheet,
no liability for Taxes has been assessed, proposed to be assessed, incurred or accrued against the Company or any Subsidiary other than in the ordinary course of business, except for federal and state income taxes payable for its taxable year ended December 31, 1995.

                          4.11.2.4  All Taxes which the Company or any
Subsidiary is required to withhold or collect from its employees or other third parties have been properly withheld or collected and timely paid or deposited with the appropriate Government Entity;

                          4.11.2.5  No waiver of any statute of limitations has
been given or is in effect with respect to any Company Tax Return or Taxes for which the Company or any Subsidiary is or may be liable;

                          4.11.2.6  The Company Tax Returns filed are accurate
and complete in all material respects; and

                          4.11.2.7  Neither the Internal Revenue Service nor any
other taxing authority has requested to examine or audit the Company Tax Returns or has asserted, is now asserting or threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. There are no present or anticipated disputes with respect to Taxes.

                 4.11.3 True, correct and complete copies of all Company Tax Returns for the three prior fiscal years of the Company and its Subsidiaries have been provided to Buyer. With respect to the current fiscal year and the three prior fiscal years of the Company and its Subsidiaries, there are and have been no examinations, reports or statements of deficiencies assessed against or agreed to by any of the Company or any of its Subsidiaries.

                 4.11.4 None of the Company and its Subsidiaries has filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G of the Code. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the Company and its Subsidiaries has disclosed on its federal Company Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. There has been no ownership change, within the meaning of Code Section 382(g), in the Company or any Subsidiary after December 31, 1988 and prior to August 18, 1995. Except for such agreements listed in the disclosure letter and true, complete and correct copies of which have been delivered to Buyer, none of the Company or any of its Subsidiaries is a party to any tax allocation or sharing agreement with respect to Taxes. Except as set forth in the Disclosure Letter, none of the Company or any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return other than a group the common parent of which is the Company.

                 4.11.5 The Disclosure Letter sets forth certain information with respect to each of the Company and each of its Subsidiaries as of the most recent practicable date, including: (A) the basis of the Company and each Subsidiary in its assets; (B) the basis of the Company in the stock of each Subsidiary; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company and each Subsidiary; and (D) the amount of any deferred gain or loss allocable to the Company and each Subsidiary arising out of any deferred intercompany transaction and all restrictions, if any, on the use thereof.

                 4.11.6 None of the Company or its Subsidiaries has any liability for the taxes of any person other than the Company and its
Subsidiaries: (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or federal law); (B) as a transferee or successor; (C) by contract; or (D) otherwise.

         4.12    TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES.

                 4.12.1 The Disclosure Letter sets forth a listing of all the real property owned by the Company and its Subsidiaries at the date hereof, and all the leases under which the Company and its Subsidiaries lease real property at the date hereof, including without limitation a listing of all tower and transmitter sites (the "Real Property"). The Disclosure Letter also sets forth a listing of all material items of intangible personal property and all material items of tangible personal property owned by the

Company and its Subsidiaries at the date hereof and of all the material leases and licenses which are not cancelable upon thirty (30) days or less notice without penalty, cost or other liability to or continuing obligation upon the Company or any Subsidiary under which the Company and its Subsidiaries lease and license tangible and intangible personal property at the date hereof (the "Personal Property"). The Real Property and Personal Property are referred to collectively herein as the "Property."

                 4.12.2  Except as noted in the Disclosure Letter:

                          4.12.2.1 The Company and each Subsidiary has good and
marketable title in fee simple (or its equivalent) to its respective Property (except those assets subject to lease or license as described in the Disclosure Letter), and insurable title with respect to such of the Real Property as is owned by the Company or any Subsidiary.

                          4.12.2.2 The Company and each Subsidiary owns all of
its Property (except those assets subject to lease as described in the Disclosure Letter) free and clear of all mortgages, pledges, liens, conditional sale agreements, security interests, encumbrances, title defects, other charges, adverse rights, interests, conditions, claims, notices, orders or directives, except for liens for taxes not yet due and payable. There is no material violation of any law or ordinance or private rights affecting or pertaining to the Property. There are no parties other than the Company or the Subsidiaries in possession of any part of the Property as lessees, tenants at will, tenants at sufferance or otherwise.

                          4.12.2.3 All leases listed in the Disclosure Letter
are valid and subsisting and no default exists under any thereof nor is there any event which with notice or lapse of time or both would give rise to a right of termination or acceleration. The renewal of the tower lease for Station WRVF-FM on terms and conditions previously disclosed and agreed to by Buyer was signed by all parties thereto prior to the execution hereof. The new License Agreement with respect to the transmitter housing and tower site for Station KBCO on terms and conditions previously disclosed and agreed to by Buyer was signed by all parties thereto prior to the execution hereof.

                          4.12.2.4 The Property comprises all of the intangible
assets and material tangible assets owned or used and necessary in the business of the Company and each Subsidiary as currently operated.

                 4.12.3 The Disclosure Letter sets forth the addresses and locations of all facilities (whether leased or owned) of the Company and each Subsidiary and the addresses or locations of all places where or from which the Company and each Subsidiary operate their businesses or store personal property, if any.

                 4.12.4  Except as specified in the Disclosure Letter:

                          4.12.4.1 All tangible personal property leased, owned
or used in the business of the Company and each Subsidiary as presently conducted is in good working condition, has been properly maintained, is suitable for the purposes for which it is used, and conforms to the requirements of all laws, ordinances and regulations applicable to its use and ownership or lease by the Company and each Subsidiary where the failure to so conform will have a material adverse affect;

                          4.12.4.2 The buildings and structures (including, but
not limited to, towers and guy wires) leased, owned or operated by the Company and each Subsidiary are located within the boundaries of the Real Property, and are suitable and properly zoned for the purposes for which they are used; the Real Property has full and free access to and from a public highway, street or road and there is no action pending, or, to the knowledge of any Seller, the Company or any Subsidiary, threatened which would impair or result in the termination of such access; there are no easements or other rights of way or rights of ingress or egress on, over or through the Real Property that are not of record which could materially interfere with the use of the Real Property as presently utilized; the buildings and structures leased, owned or operated by the Company and each Subsidiary have been properly maintained; and there are no outstanding work orders with respect to any painting, maintenance, repair, alterations or otherwise to be performed thereon other than in the ordinary course of business and with an anticipated aggregate cost of less than $50,000;

                          4.12.4.3  Except as set forth in the Disclosure
Letter, the continuation, validity and effectiveness of the leases (both for Personal Property and Real Property) listed in the Disclosure Letter will in no way be affected by the transactions contemplated by this Agreement. All such leases, including all amendments thereto, are listed in the Disclosure Letter and the Company has previously delivered to Buyer true and correct and complete copies thereof; and

                          4.12.4.4  With respect to the Real Property occupied
by the Company and its Subsidiaries pursuant to leases, such leases are now in full force and effect and neither the Company nor any Subsidiary is now in material default of any such lease, neither the Company nor any Subsidiary has performed or suffered any act to enable the landlord or lessor to cancel any such lease, and the leases are enforceable by the Company and its Subsidiaries in accordance with their respective terms.

                 4.12.5 The Disclosure Letter sets forth a listing of: (A) the most recent title insurance policy or report; and (B) any survey within the possession of the Company or any Subsidiary (or their representatives), for each parcel of Real Property owned or leased by the Company and each Subsidiary, and the Company has previously delivered to Buyer true, correct and complete copies thereof.

                 4.12.6 The Surveys (as defined in Section 8.14) shall not reveal any condition or circumstance which adversely affects the current use by the Company or applicable Subsidiary of the property in question in a material way.

         4.13    PATENTS, TRADEMARKS, TRADE NAMES, COPYRIGHTS AND SIMILAR
                 RIGHTS.

                 4.13.1 The Disclosure Letter sets forth a true and complete list of all material patents, trademarks, logos, service marks, trade names, copyrights or other intellectual or proprietary rights applied for, issued to or used by the Company and each Subsidiary in the conduct of its business, including without limitation the operation of the Stations (collectively, the "Intellectual Properties", and each individually, an "Intellectual Property"). The Disclosure Letter also sets forth with respect to each such material item of Intellectual Property the details of any federal, state, local or foreign registration with respect thereto. The Company and each Subsidiary: (A) own all Intellectual Properties used in the Company's and each Subsidiary's business, including without limitation the operation of the Stations, (B) have no payment or other obligation or liability to any third party with respect to the ownership or use thereof, and (C) have not sold, licensed, sublicensed or otherwise granted to any third party the right to use any such Intellectual Properties.

                 4.13.2 To the knowledge of the Company or any Subsidiary, neither the Company nor any Subsidiary has infringed upon or made any unlawful use of, or received notice of any claimed infringement upon or unlawful use of, any patent, trademark, logo, service mark, trade name, copyright or other intellectual or proprietary right of any third party. Neither the Company nor any Subsidiary has sent or otherwise communicated with any person regarding any notice, charge, claim or assertion of, nor is there any present, impending or threatened infringement by such other person of any intellectual property right of the Company or any Subsidiary embodied within the Intellectual Properties.

                 4.13.3 All computer software located at the Company and each Subsidiary or used in the business of the Company and each Subsidiary is properly licensed and the Company or Subsidiary using such computer software is authorized to use such computer software.

         4.14 TRADE SECRETS AND CUSTOMER LISTS. Except as set forth in the Disclosure Letter, the Company and each Subsidiary has the right to use, without liability to others, all trade secrets, if any (including, without limitation, customer lists) used in the business of the Company and each Subsidiary, and has not disclosed, sold, licensed, sublicensed or otherwise granted to any third party the right to use such trade secrets and information. Neither the Company nor any Subsidiary uses or has in effect any form of proprietary information agreement with any persons or entities except as set forth in the Disclosure Letter. Neither the Company nor any Subsidiary is using or in any way making use of any confidential information or trade secrets of any third party, including, without limitation, a former employer of any present or past employee of the Company or any Subsidiary.

         4.15 ACCOUNTS RECEIVABLE. Except as set forth in the Disclosure Letter, the accounts receivable of the Company and the Subsidiaries existing on the date hereof have been created only in the ordinary course of business and represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. All such accounts receivable (net of any reserve or allowance for doubtful accounts established on the books of the Company or a Subsidiary consistent with reasonable and customary accounting practices) will be collectible in the ordinary course of business. Other than intercompany notes receivable among the Company and its Subsidiaries, neither the Company nor any Subsidiary has any notes receivable.

         4.16 BORROWINGS AND GUARANTEES. Other than the Noble Indebtedness (as defined below), the Company and its Subsidiaries have no liabilities or obligations that would be required to be categorized as long-term debt (or as the current portion of long-term debt) on a balance sheet prepared in accordance with generally accepted accounting principles, including without limitation any capital leases, and neither the Company nor any Subsidiary is a party to or bound by any interest rate protection agreements, interest rate cap agreements, interest rate collar agreements, or other similar arrangements. Except as set forth in the Disclosure Letter, there are no agreements, obligations or undertakings pursuant to which the Company or any Subsidiary is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or (C) a guarantor or surety with respect to the obligations or liabilities of any person or entity. Except as set forth in the Disclosure Letter, no Seller or any other person or entity has guaranteed or otherwise secured any or all of the Noble Indebtedness or any other agreement, obligation or undertaking of the Company or any Subsidiary. True and complete copies of all such documents described above in this Section 4.16, including all amendments, supplements or modifications thereto or waivers thereunder, have previously been delivered by the Company to Buyer. Neither the Company, any Subsidiary nor any Seller is in default of such agreements or undertakings listed in the Disclosure Letter, and the consummation of the transactions contemplated by this Agreement will not cause any Seller, the Company or any Subsidiary to be in default thereunder. Neither the Company nor any Subsidiary has received any grants or other payments from any

Governmental Entity which the Company or any Subsidiary could have to repay under any circumstances. Except as described in the Disclosure Letter, the transactions contemplated by this Agreement (other than the San Diego Transaction) will not require the approval or consent of any party from which any Seller, the Company or any Subsidiary is borrowing or entitled to borrow money or constitute a default of or give rise to a right of termination or acceleration (or an event which with notice or lapse of time or both would give rise to a right of termination or acceleration) under, any provision of any contract, agreement or other instrument or arrangement pursuant to which the Company or any Subsidiary is borrowing or entitled to borrow money.

         4.17 BANKING RELATIONS AND POWERS OF ATTORNEY. All of the arrangements which the Company or any Subsidiary have with any banking, savings or financial institution, or investment banking or brokerage firm, are described in the Disclosure Letter, indicating with respect to each of such arrangements the type of arrangement maintained (such as, but not limited to, checking accounts, loans, safe deposit box, etc.), the account number and the person or persons authorized in respect thereof. Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary has any outstanding powers of attorney.

         4.18 CONTRACTS AND COMMITMENTS.

                 4.18.1 Except as set forth in the Disclosure Letter, and except for agreements which by their terms are terminable upon notice of thirty (30) days or less without material penalty, cost or other liability to or continuing obligation upon the Company or any Subsidiary, as of the Redemption Closing Date, neither the Company nor any Subsidiary is a party to or bound by any written or oral, formal or informal:

                          4.18.1.1 continuing agreement for the future purchase
or sale of products, supplies, equipment or services (other than employment agreements) which either calls for performance over a period of more than one year or contemplates payments to or from the Company or any Subsidiary in an amount in excess of $25,000 per annum;

                          4.18.1.2 agreement creating any payment obligations
after the date of the Base Balance Sheet in the amount of $25,000 or more, and the aggregate of all such agreements creating any payment obligations after the date of the Base Balance Sheet (regardless of the amount of the payment obligations under any such agreement) does not exceed $100,000;

                          4.18.1.3 arrangements with ASCAP, BMI, radio
representatives, vendors of goods and services and all other entities under which the Company or any Subsidiary enjoys an atypical discount;

                          4.18.1.4 material agreements for the exchange of
advertising time on a Station for considerations other than cash ("Barter Agreements"); the Disclosure Letter sets forth for each Station a detailed schedule of all payables and receivables relating to the Barter Agreements as of January 28, 1996;

                          4.18.1.5 agreement which, as a result of the execution
or delivery by any Seller, the Company or any Subsidiary, of this Agreement or an Ancillary Document, or the consummation of the transactions contemplated hereby or thereby (A) requires on behalf of the Company or any Subsidiary any consent, authorization, waiver or approval of, or notice to, any third party, or
(B) would be violated or breached or give rise to a right of termination or acceleration (or would be an event which with notice or lapse of time or both would give rise to a violation, breach or right of termination or acceleration);

                          4.18.1.6 material agreement with any sales agent,
representative, distributor or broker of services or products of the Company or any Subsidiary, including without limitation any time brokerage agreement of any duration;

                          4.18.1.7 agreement containing covenants limiting the
freedom of the Company or any Subsidiary or any of their officers, directors, employees or agents to compete in any line of business or with any person or entity or in any geographic location or to use or disclose any information of any person or entity;

                          4.18.1.8 agreement for the purchase of any assets,
properties or rights for a price in excess of $10,000 for any single asset, property or right or in excess of $50,000 for all such assets, properties or rights, whether or not in the ordinary course of business;

                          4.18.1.9 agreement currently in effect for the sale of
any assets, properties or rights of the Company or any Subsidiary for a price in excess of $10,000 for any single asset, property or right, or having an aggregate value in excess of $50,000 for all such assets, properties or rights, whether or not in the ordinary course of business, other than sales of broadcast time in the ordinary course of business;

                          4.18.1.10 material license agreement (as licensor or
licensee);

                          4.18.1.11 agreement with any employee, officer or
director of any Seller, the Company or any Subsidiary, or with any Affiliate of any of them or any relative of them or any other person living in the household of any of them, other than fringe benefits made available by the Company or any Subsidiary generally to all of its employees;

                          4.18.1.12 [Intentionally Omitted];

                          4.18.1.13 agreement which contains a material fixed
penalty or liquidated damages clause for late performance or other default by the Company or any Subsidiary;

                          4.18.1.14 agreement entered outside of the ordinary
course of business; or

                          4.18.1.15 agreement (including without limitation, any
agreement with any employee or independent contractor) which gives the other party thereto the right to take any action or forebear from taking any action by reason of a change in voting control or change in the management of the Company or any Subsidiary.

                 4.18.2 Neither the Company nor any Subsidiary is in default, violation or breach of, and no event exists which could give rise to a right of termination or acceleration (or an event which with notice or lapse of time or both could give rise to a right of termination or acceleration) of, any contracts, agreements or arrangements to which the Company or any Subsidiary is a party or by which it is bound and the consummation of the transactions contemplated by this Agreement will not cause the Company or any Subsidiary to be in default thereunder, where any of the foregoing could have a material adverse effect on the Company or any Subsidiary. Neither the Company nor any Subsidiary has knowledge of any material default, violation or breach of any such contract, agreement or arrangement by any other party thereto.

                 4.18.3 The Company has previously delivered to Buyer true, correct and complete copies of all contracts, agreements and arrangements disclosed pursuant to Section 4.18.1 including all amendments, supplements or modifications thereto or waivers thereunder, including, without limitation, complete memoranda of all of such contracts, agreements and arrangements which are oral.

         4.19    INSURANCE.

                 4.19.1 The Disclosure Letter sets forth a true, complete and correct list and description (including type of insurance, carrier, amount of coverage, policy number and policy period) of all policies of health, liability, fire, workers' compensation and other forms of insurance of any nature whatsoever presently in effect with respect to the Company and each Subsidiary or its property, specifying any notice or other information possessed or known by the Company or any Subsidiary regarding possible claims under, or cancellation of, any such policies, or premium increases thereon. The Company has previously delivered to Buyer true, correct and complete copies of each insurance policy listed in the Disclosure Letter. All such policies are valid and enforceable and in full force and effect, and are sufficient for all applicable requirements of law and no event has occurred and no condition exists which would allow coverage under such policies of insurance to be denied. None of such policies will in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated by this Agreement, other than the TBAs and the sale of assets contemplated by the San Diego Transaction, and such changes as may be caused by the reduction in the number of employees of the Company and its Subsidiaries. Neither the Company nor any Subsidiary is in default regarding the provisions of any such policy nor has the Company or any Subsidiary failed to give any notice or present any claim thereunder in a timely fashion. There are no outstanding claims under any such policy which have gone unpaid or as to which the insurer has disclaimed liability, except for claims being defended under a reservation of rights and the details of which are described in the Disclosure Letter

                 4.19.2 Except as disclosed in the Disclosure Letter, neither the Company nor any Subsidiary has been refused any insurance for which it has applied or by any insurance carrier with which it has carried insurance during the last five years.

                 4.19.3 The Company and each Subsidiary have maintained public liability insurance for the last five years in such amounts and on such terms and conditions materially equivalent to the policies currently in effect.

                 4.19.4 Neither the Company nor any Subsidiary has received any notice from any of its insurers that any insurance rates will be increased in the future beyond normal industry increases or that any insurance coverage listed in the Disclosure Letter will not be available in the future on substantially the same terms as are now in effect.

                 4.19.5 There are no outstanding written requirements or recommendations by any current insurer or underwriter with respect to the business of the Company or any Subsidiary which require or recommend material changes in the conduct of such business or require any material repairs or other work to be done with respect to the properties or assets of the Company or any Subsidiary.

         4.20 ABSENCE OF UNDISCLOSED LIABILITIES; ALLOCATION OF EXPENSES. Except for financial liabilities or obligations expressly set forth in the agreements pursuant to which the 1995 Restructuring was effectuated, and except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary has any financial liabilities or obligations of a type required under generally accepted accounting principles to be disclosed in the Financial Statements, whether matured or unmatured, fixed or contingent, asserted or unasserted, except: (A) liabilities stated or adequately reserved against in the Base Balance Sheet; and
(B) indebtedness for borrowed money or purchases of supplies incurred in the ordinary course of business since the date of the Base Balance Sheet.

         4.21 ABSENCE OF CERTAIN CHANGES. Except in connection with the 1995 Restructuring, and except as set forth in the Disclosure Letter or the Financial Statements, since the date of the Base Balance Sheet and with respect to the Company and each Subsidiary, there has not been:

                 4.21.1 any material adverse change in financial condition, properties, assets, liabilities, personnel or operations;

                 4.21.2 any contingent liability incurred which will not be fully covered by the Company's insurance whether: (A) by reason of an event, accident or occurrence known to the Company or any Subsidiary; or (B) as guarantor, surety or otherwise with respect to the obligations of others;

                 4.21.3 any material obligation or liability incurred and currently outstanding, including the obligation to perform services normally conducted, other than obligations and liabilities incurred in the ordinary course of business;

                 4.21.4 any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any services, properties or assets, except in the ordinary course of business;

                 4.21.5 any material damage, destruction or loss affecting its properties, assets or business which either was not or is not covered by insurance, or is covered by insurance but has not yet been repaired or replaced;

                 4.21.6 any declaration, setting aside or payment of any dividend, or the making of any other distribution in respect of, any class of the capital stock, or any direct or indirect redemption, purchase or other acquisition of its own capital stock;

                 4.21.7 any pending or threatened labor disputes or strikes, labor union organizational activity, claim, threatened claim of unfair labor practices, or any adverse change in relations with employees on a collective basis;

                 4.21.8 any change in the compensation payable or to become payable to any employee or any payment of a bonus to any employee, except any increases granted in the ordinary course of business; provided that the increase in aggregate compensation payable to the employees of the Company and the Subsidiaries has not increased by more than the amounts reflected in the 1995 Financial Statements and 1996 budget referred to in Section 4.10.4;

                 4.21.9 any loans or advances made by it which remain outstanding other than intercompany loans;

                 4.21.10 any obligation or liability incurred to any of its shareholders, officers or directors except normal compensation, fringe benefits and expense allowances incurred in the ordinary course of business;

                 4.21.11 any material change in invoicing or collection procedures or any discounts or rebates granted to any customer other than in the normal and customary manner consistent with prior practices;

                 4.21.12 other than matters which will be fully covered by the Company's insurance, any settlement, compromise or agreement to settle or compromise any claim, litigation, action or proceeding;

                 4.21.13 any material change in accounting methods, principles or practices;

                 4.21.14 any material change in the amount of insurance coverage or change in insurance carriers;

                 4.21.15 any material expenditure made which is either not reflected as an asset in the Company's consolidated accounts or which is not deductible for federal income tax purposes;

                 4.21.16 other than the execution of this Agreement and the Ancillary Documents to which it is a party, any action taken outside of the ordinary course of business; or

                 4.21.17 any agreement or understanding to do any of the foregoing.

         4.22    EMPLOYEE BENEFITS.

                 4.22.1 Except as specified in the Disclosure Letter, neither the Company nor any Subsidiary has an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any "multiemployer plan" as defined in Section 3(37) of ERISA (such plans so noted shall be referred to as the "Retirement Plans"), "employee welfare benefit plan" as defined in Section 3(1) of ERISA including without limitation post-employment benefit and retiree medical plans, funds and programs ("Benefit Plans") or a "specified fringe benefit plan" as defined in Section 6039D of the Code ("SFB Plans") (together, the Retirement Plans, Benefit Plans and SFB Plans noted in the Disclosure Letter shall be referred to collectively as the "Plans" and individually as a "Plan"). All Plans are maintained by the Company.

                 4.22.2 Each Plan is, and has been at all times, operated in compliance with all statutes, orders or governmental rules or regulations, including but not limited to ERISA and the Code, and any and all collective bargaining agreements and other contracts.

                 4.22.3 The Retirement Plans, and their related trusts, if any, are qualified and tax-exempt under Sections 401 and 501 of the Code. The Company has received favorable determination letters from the Internal Revenue Service with respect to the qualification and tax exempt status of the Retirement Plans and their related trusts, if any, under the Code, and nothing has occurred (or failed to occur) since to cause a loss of the Plans' qualification and tax-exempt status. Each of the Plans meets the requirements necessary to rely on the extended remedial amendment period provided under Internal Revenue Service Notice 92-36 and subsequent pronouncements.

                 4.22.4 All required reports and descriptions of the Plans (including IRS Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been appropriately filed and distributed.

                 4.22.5 All notices required by ERISA, the Code or any other state or federal law, ruling or regulation with respect to the Plans have been appropriately filed.

                 4.22.6 All contributions to the Plans for all periods ending on or before the Redemption Closing Date have been made and all contributions to the Plans for all periods ending on or before the Stock Closing Date (including periods from the first day of the plan year in which the Stock Closing occurs) will be made prior to the Stock Closing by the Company and each Subsidiary in accordance with past practice and no Plans are currently or shall be unfunded or underfunded as of the Stock Closing.

                 4.22.7 All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full in a timely manner.

                 4.22.8 With respect to the Plans, no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) or reportable events (as defined in Section 4043 of ERISA) have occurred.

                 4.22.9 With respect to the Retirement Plans subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, such requirements have always been satisfied.

                 4.22.10 No action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the Plans or the assets thereof (other than routine claims for benefits made in the ordinary course of plan administration for which plan administra-tive review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Plans, the Company, any Subsidiary or any fiduciaries (as defined in Section 3(21) of ERISA) of the Plans (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under a Plan); and there are no facts which would give rise to or could give rise to any such action, suit, grievance, arbitration or other manner of litigation or claim.

                 4.22.11 Neither the Company nor any Subsidiary has ever contributed, nor has it ever been required to contribute, to any "multiemployer plans" (as defined in Section 3(37) of ERISA) and neither the Company nor any Subsidiary has or will incur any withdrawal liability with respect to any such plans.

                 4.22.12 Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary has any stock purchase plan, stock option plan, phantom stock plan, stock appreciation rights plan, bonus plan or any severance, deferred compensation or retirement plans or similar agreements (whether or not subject to ERISA).

                 4.22.13 The Company and each Subsidiary has complied with COBRA including but not limited to the provision to employees of the required notification and election forms. All health insurance plans offered to employees of the Company and its Subsidiaries have been administered in accordance with the terms of such plans.

                 4.22.14 Any and all post-employment benefit plans, funds and programs and retiree medical plans, funds and programs of the Company or its Subsidiaries have been fully funded and neither the Company, any Subsidiary nor any Seller has any further obligation to make any additional contributions to such plans.

         4.23    EMPLOYEES; INDEPENDENT CONTRACTORS; LABOR MATTERS.

                 4.23.1 Except as disclosed in the Disclosure Letter, there are no currently effective material consulting agreements, employment agreements, agreements with independent contractors or other agreements, whether written or oral, with consultants, full-time employees or independent contractors to which the Company or any Subsidiary is a party. The Company has previously delivered to Buyer true, complete and correct copies of all such consulting, employment and independent contractor agreements. All consulting, employment and independent contractor agreements identified in the Disclosure Letter are enforceable by the Company or a Subsidiary, as applicable, against such consultant, employee or independent contractor in accordance with the terms of such agreement, except as limited generally by applicable laws and regulations, and past judicial decisions.

                 4.23.2 The Disclosure Letter sets forth the name, rate of compensation (including bonuses, anticipated bonuses, deferred compensation, severance or termination benefits, and other remunerative payments, if any) and hire date of each full-time employee of the Company and each Subsidiary.

                 4.23.3 Except as described in the Disclosure Letter, the Company's and each Subsidiary's employment of each officer, employee and consultant of the Company and such Subsidiary is terminable on an at-will basis without cost or other liability to the Company and such Subsidiary, except as limited generally by applicable laws and regulation, and past judicial decisions. Neither the Company, any Subsidiary nor any Seller has received notice or is aware of any officer, employee and/or agent of the Company or such Subsidiary who will terminate their relationship with the Company or such Subsidiary upon or after the execution of this Agreement.

                 4.23.4 Except as described in the Disclosure Letter, each independent contractor agreement, arrangement or relationship is terminable by the Company or a Subsidiary without material cost or other liability to the Company and such Subsidiary. Neither the Company nor any Subsidiary has any reason to believe that any independent contractor of the Company or any Subsidiary is an employee of the Company or any Subsidiary within the meaning of "employee" under the Code or under any applicable state or local law. Neither the Company, any Subsidiary nor any Seller has received notice or is aware of any independent contractor of the Company or such Subsidiary who will terminate their relationship with the Company or such Subsidiary upon or after the execution of this Agreement.

                 4.23.5 Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary is a party to or has any obligations under any collective bargaining agreement or otherwise with any labor organization or other entity regarding the rate of pay or working conditions of any of the employees of the Company or any Subsidiary, nor is the Company or any Subsidiary obligated under any agreement to recognize or bargain with any labor organization or union.

                 4.23.6 Except as disclosed in the Disclosure Letter, there is no, and during the past two years there has not been any, labor union organizational activity among any of the Company's or any Subsidiary's employees of which the Company has knowledge.

                 4.23.7 The Company and each Subsidiary are in material compliance with all applicable laws and regulations of any Governmental Entity concerning the employer/employee relationship, including without limitation provisions thereof relating to employment discrimination, wages, bonuses, overtime pay, hours of work and the payment of social security taxes. Neither the Company nor any Subsidiary is liable for any unpaid wages, bonuses or commissions or any Tax, penalty, assessment or forfeiture for failure to comply with any of the foregoing. Neither the Company nor any Subsidiary has effected a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act ("WARN"), or taken any other action that would cause the Company or any Subsidiary or Buyer to incur any liability or obligation under WARN or under any state law dealing with plant closings, mass layoffs or severance pay benefits.

                 4.23.8 Except as set forth in the Disclosure Letter, there are no pending, or to the Company's or any Subsidiary's knowledge threatened, claims, investigations, charges, citations, hearings, consents, decrees or litigation involving the Company or any Subsidiary with respect to: (A) wages, compensation, bonuses, commissions or awards or payroll deductions; (B) equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability or any other recognized attribute or protected classification under any applicable equal employment laws of any Governmental Entity prohibiting discrimination; (C) representation petitions or unfair labor practices; (D) grievances or arbitrations pursuant to current or expired collective bargaining agreements;
(E) occupational safety and health; (F) worker's compensation; (G) wrongful termination, promissory estoppel, implied contract, breach of covenant of good faith or fair dealing, negligent hiring, invasion of privacy, infliction of emotional distress or defamation; (H) immigration; or (I) affirmative action requirements.

         4.24 LITIGATION, PROCEEDINGS, ETC. Except for matters described in the Disclosure Letter:

                 4.24.1 Neither the Company, any Subsidiary nor any Seller has received any notice of any action, litigation, suit or proceeding against, or investigation of the Company or any Subsidiary and no action, litigation, suit, proceeding against or investigation is pending or to the knowledge of the Company or any Subsidiary threatened against any Seller, the Company or any Subsidiary (including without limitation any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the American Station Licenses or Mexican Station Licenses), and to the knowledge of the Company or any Subsidiary with respect to the American Stations Licenses there are no facts existing which would be a proper basis for any of the foregoing. In particular, but without limiting the generality of the foregoing, except for the filings contemplated by Article VII hereof, there are no applications, complaints or proceedings pending or to the knowledge of the Company or any Subsidiary threatened before the FCC, SCT or any other Governmental Entity with respect to any Seller, the Company, any Subsidiary or the American Stations or, to the Company's knowledge, with respect to R.D.P. or the Mexican Stations; and

                 4.24.2 There are no outstanding court, arbitration or agency judgments, awards, writs, injunctions, orders, decrees, or stipulations to which the Company or any Subsidiary is a party or subject.

                 4.24.3 Neither the Company nor any Subsidiary has any financial obligation (whether fixed or contingent) arising out of the settlement of the action by Urban Community Radio against the Company or any Subsidiary.

         4.25 TRANSACTIONS WITH INTERESTED PERSONS. Except for matters described in the Disclosure Letter, neither the Company, any Subsidiary, any Seller, nor any director, officer or managerial employee of the Company or any Subsidiary nor, to the Company's or any Subsidiary's knowledge, any of their respective Affiliates, spouses, children, relatives or other person living in their household:

                 4.25.1 owns directly or indirectly any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary or any organization which has a contract or arrangement with the Company or any Subsidiary;

                 4.25.2 is owed any money or property by the Company or any Subsidiary, other than wages or salary earned in the ordinary course of business;

                 4.25.3  is indebted to the Company or any Subsidiary; or

                 4.25.4 owns any property, real or personal, tangible or intangible, or has rights required for or used in the business of the Company or any Subsidiary.

         4.26 ENVIRONMENTAL MATTERS. As used within this Section 3.26, the term "Noble Real Estate" shall include any and all real property now or at any time owned, leased, operated or used by the Company or any Subsidiary and all strata, soils, fill, foundation, sewers, septic systems, leach fields, piping, surface waters, groundwater and other materials and improvements on, in or under such real property.

         The term "Environmental Law(s)" shall mean all federal, state and local laws, regulations and ordinances intended to protect or preserve Natural Resources and the Environment (each as defined below).

         The terms "Hazardous Substance," "Release," "Environment," "Transportation" and "Natural Resources" shall have the same meanings and definitions as set forth in the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. and regulations promulgated thereunder (collectively "CERCLA") and any corresponding state or local law or regulation, provided, however, that as used herein the term Hazardous Substance shall also include: (A) any Pollutant or Contaminant as defined by CERCLA or by any other Environmental Law; (B) any Solid Waste, Hazardous Constituent or Hazardous Waste as defined by, or as otherwise identified by, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq. or regulations promulgated thereunder (collectively "RCRA") or by any other Environmental Law; (C) crude oil, petroleum, and fractions or distillates thereof; (D) any toxic substance or hazardous material as defined by any Environmental Law; and (E) any infectious waste or medical waste as defined by any applicable federal or state laws or regulations.

         The terms "Storage," "Treatment" and "Disposal" shall have the same meanings and definitions as set forth in RCRA.

         Except as disclosed in the Disclosure Letter or in the Phase I reports referenced therein, true, correct and complete copies of which have been previously delivered by the Company to Buyer:

                 4.26.1 to the knowledge of the Company or any Subsidiary, there are and have been no Hazardous Substances in or on the Noble Real Estate, including without limitation, no asbestos-containing materials, polychlorinated biphenyl-containing electrical or hydraulic equipment, urea-formaldehyde foam insulation and lead-containing piping and paints incorporated into or contained within any building or other structure on, in or under the Noble Real Estate;

                 4.26.2 to the knowledge of the Company or any Subsidiary, there has been no Release, Treatment, Storage, Disposal or transportation of Hazardous Substances on, in or from the Noble Real Estate;

                 4.26.3 the Company and each Subsidiary have at all times operated their businesses and maintained the Noble Real Estate in material compliance with all applicable laws, regulations and ordinances, including but not limited to Environmental Laws and those pertaining to the protection of human health, have not utilized, stored, accumulated or generated Hazardous Substances except as permitted by such laws, regulations and ordinances, and have secured all required Permits;

                 4.26.4 to the knowledge of the Company, there are no, and have been no, underground storage tanks (including without limitation, tanks such as those used to contain heating oil that may be exempt from regulation under RCRA or corresponding state laws or regulations) located on the Noble Real Estate, and with respect to any such underground storage tanks described in the Disclosure Letter as having been removed, such tanks have been removed in full compliance with applicable law;

                 4.26.5 to the knowledge of the Company, there are no wetlands, within the meaning of or as defined by the Clean Water Act 33 U.S.C. Section 404 and regulations promulgated thereunder and any other applicable federal, state or local law or regulations, on the Noble Real Estate; and

                 4.26.6 there has been no, nor is there now any pending, ongoing or unresolved or to the knowledge of the Company or any Subsidiary threatened, administrative or enforcement actions, investigations, compliance orders, claims, demands, actions or other litigation, based on CERCLA, RCRA or other Environmental Laws or otherwise related to the presence of Hazardous Substances in or on, or transported from, the Noble Real Estate or other environmental condition of the Noble Real Estate brought by Governmental Entities or other third parties ("Environmental Claims"); nor has the Company or any Subsidiary received any information requests, special notice or general notice letters or other communications indicating or suggesting the possibility or threat of Environmental Claims nor is the Company or any Subsidiary aware of any basis for the possibility or threat of Environmental Claims.

         4.27 FINDER'S FEE. Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary has incurred or become liable for any broker's commission, finder's fee or payment to any other intermediary relating to or in connection with the transactions contemplated by this Agreement, or otherwise dealt with any brokers, finders or intermediaries in connection herewith.

         4.28 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation is applicable to the Company, any Subsidiary, the Class A Stock, the Class B Stock, the Warrants, or any of the transactions contemplated by this Agreement or by any of the Ancillary Documents.

         4.29 DISCLOSURE. No representation or warranty made by any the Company or any Subsidiary in this Agreement, the Disclosure Letter (or any document to be attached thereto pursuant to the terms of this Agreement), any Ancillary Document, or in any schedule, certificate or exhibit prepared and furnished or to be prepared and furnished by the Company, the Subsidiaries or their representatives pursuant hereto or thereto, or in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                    ARTICLE V

         5   REPRESENTATIONS AND WARRANTIES OF BUYER

           In order to induce the Company and Sellers to enter into this Agreement, Buyer hereby makes the following representations and warranties to the Company and Sellers (the "Buyer's Representations and Warranties"). The Buyer's Representations and Warranties shall be true and correct in all respects as of the date hereof and at all times hereafter subject to the provisions hereof regarding the expiration thereof and changes expressly contemplated hereby.

         5.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

         5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has the full power and authority, and has taken all necessary and proper action, to execute and deliver this Agreement and the Ancillary Documents to which Buyer is or will be a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Documents to which Buyer is or will be a party, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and each of the other Ancillary Documents to which Buyer is or will be a party will be, duly executed and delivered by Buyer. The obligations imposed on Buyer by this Agreement are, and by each of the Ancillary Documents to which Buyer is or will be a party when executed and delivered by Buyer will be, the valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms. Buyer makes each of the representations and warranties set forth in this Section 5.2 with respect to the execution, delivery, and consummation by any subsidiary of Buyer of any Ancillary Document to which such subsidiary is a party.

         5.3 NONCONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Documents to which Buyer is a party, and the performance and consummation by Buyer of the transactions contemplated hereby and thereby:

                 5.3.1 other than the governmental and regulatory consents and approvals required by Article VII hereof, do not require on behalf of Buyer any consent, authorization, order, waiver or approval of, or registration, declaration or filing with, any Governmental Entity;

                 5.3.2 will not result in a violation of any material law or regulation, or any judgment, writ, injunction, order, rule, ruling or decree of any Governmental Entity to which Buyer is subject;

                 5.3.3 will not conflict with or constitute a breach or violation of or default under the Certificate of Incorporation, Bylaws and other governance documents of Buyer; and

                 5.3.4 other than the governmental and regulatory consents and approvals required by Article VII hereof, does not require on behalf of Buyer any consent, authorization, order, waiver or approval of, or registration, declaration or notice to, or filing with any party, nor does it violate or conflict with or result in a breach of, or constitute a default of or give rise to a right of termination or acceleration (or an event which with notice or lapse of time or both would give rise to a right of termination or acceleration) under, any provision of any contract, indenture, mortgage, lease, agreement, license, permit or other instrument to which Buyer is a party.

         5.4 FINDER'S FEE. Except for R. C. Crisler, Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, or otherwise dealt with any brokers or finders in connection herewith, and Buyer agrees that it will pay all fees owing to R. C. Crisler.

         5.5 ACQUISITION FOR INVESTMENT. Buyer is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, and is acquiring the Class B Stock solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and it has no present intention or plan to effect any distribution thereof. Buyer acknowledges that it is able to bear the financial risks associated with its purchase of the Class B Stock and that it has been given access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary and appropriate to conducting its due diligence investigation; provided, however, that the foregoing acknowledgement shall not affect in an manner Buyer's rights pursuant to Sections 6.1 hereunder or Buyer's right to indemnification (whether pursuant to this Agreement or the Indemnification and Escrow Agreement) as a result of a breach of any agreement, covenant, representation or warranty given or made herein. Buyer acknowledges and agrees that the Class B Stock have been registered under the Securities Act or under the blue sky laws of any state, and that the same have been issued in reliance upon the exemptions from registration afforded by appropriate provisions of such laws.

         5.6 DISCLOSURE. No representation or warranty made by Buyer in this Agreement, any Ancillary Document, or in any schedule, certificate, or exhibit prepared and furnished or to be prepared and furnished by Buyer or its representatives pursuant hereto or thereto or in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                   ARTICLE VI

         6       COVENANTS CONCERNING CONDUCT AND TRANSACTIONS

         6.1 ACCESS PENDING STOCK CLOSING. Except as provided below, commencing on the date hereof and through the Stock Closing Date or, if applicable, the Termination Date, the Company shall, and the Company shall cause each Subsidiary to, provide Buyer and its legal, accounting, financial and other representatives and lenders full access (upon reasonable notice) during regular business hours to the offices, books, records, officers, directors, employees, attorneys and independent certified public accountants of the Company and its Subsidiaries, and to furnish to Buyer and its representatives such financial and operating data and other information not subject to attorney-client privilege with respect to the business and properties of the Company and its Subsidiaries as Buyer and its representatives may request. The information that may be examined by Buyer includes but is not limited to all files, documents, records and books of account relating to the operations of the Company, its Subsidiaries and the Stations, the local public files, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, filings with the FCC and any other Governmental Entity, software programs, promotional materials and all contracts, agreements and arrangements with advertisers, sponsors, Station personnel, vendors, consultants, agents, suppliers, and any other persons having a relationship with the Company or its Subsidiaries.

         Notwithstanding the foregoing, it is the intention of the parties that Noble Broadcast of Colorado, Inc. ("Noble Denver") be operated on a strictly separate basis unless and until Buyer undertakes to time broker the Denver Stations under a time brokerage agreement or joint sales agreement in accordance with the Communications Act and FCC rules and policies and Section 8.11 hereto. Until such time, Buyer shall not have direct access to the offices, books, records, employees and premises of Noble Denver pursuant to this Section 6.1, provided that the Company shall upon request provide Buyer with information sufficient to permit Buyer to confirm that the Company is in compliance with the terms of this Agreement.

         Each of Buyer, Sellers and the Company shall hold, and will cause their respective Affiliates, officers, directors, employees, agents, consultants, and other representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential or proprietary information concerning the other parties furnished to it by the other parties or by such other parties' officers, directors, employees, agents, consultants or representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such information can be shown to have been: (A) previously lawfully known by the party receiving such information; (B) in the public domain through no fault of such receiving party; or (C) later acquired by the receiving party from other sources known to the receiving party to be bound themselves by a confidentiality agreement with the disclosing party. No party hereto will disclose or otherwise provide any such confidential or proprietary information to any other person, except to Buyers' lenders and to the auditors, actuaries, attorneys, financial advisors or other consultants and advisors of any such parties who need such information in connection with this Agreement.

         6.2     GENERAL COVENANTS REGARDING CONDUCT OF BUSINESS.

                 6.2.1 Commencing on the date hereof and through the Stock Closing Date or, if applicable, Termination Date, except as otherwise contemplated hereby or as agreed to in writing by Buyer, the Company shall, and the Company shall cause each Subsidiary to, conduct its business in the ordinary course and, by way of amplification and not limitation, to:

                          6.2.1.1  at all time exercise control over the
American Stations as required by the Communications Act of 1934, as amended, (the "Communications Act") the rules and regulations of the FCC, and other applicable policies and rules;

                          6.2.1.2  except as otherwise expressly contemplated
hereby, preserve intact, in all respects, its business organization and maintain its good standing in all places in which it is qualified to do business as set forth in the Disclosure Letter;

                          6.2.1.3  except as otherwise expressly contemplated
hereby, and subject to Buyer's time brokering of the TBA Stations pursuant to the TBAs, preserve its relationships with advertisers, sponsors, Station personnel, clients, customers, suppliers, consultants, employees and any other persons having business relations with the Company, its Subsidiaries and the Stations;

                          6.2.1.4  maintain all of the Property in good repair
and condition, normal wear and tear excepted, and to maintain in full force and effect the insurance policies in respect of the Property, the Stations and the employees of the Company and Subsidiaries;

                 6.2.1.5 maintain its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

                 6.2.1.6 make all payments on indebtedness as the same become due;

                 6.2.1.7 pay all Taxes imposed upon or owing by it, except to the extent that any such Taxes are being contested in good faith and adequate reserves are established on the books of the Company with respect thereto, withhold or collect all Taxes from its employees or third parties that it is required to collect or withhold, and timely pay or deposit the same with the appropriate Governmental Entity, and file all Tax Returns required to be filed by it; provided, however: (A) neither the Company nor any Subsidiary will file tax returns for the year ending December 25, 1995 prior to September 15, 1996 and the Company and each Subsidiary will obtain all necessary extensions to do so; (B) the Company and each Subsidiary shall consult with and accept reasonable input from Buyer in preparing its federal, state and local tax returns for the year ending December 31, 1995; and (C) the Company and its Subsidiaries will prepare their federal, state and local income tax returns in a manner that reflects the values set forth in this Agreement and documents pursuant to which the San Diego Transaction is consummated; and

                 6.2.1.8 The Company and its Subsidiaries shall use their best efforts to manage their assets with a tax basis less than a book basis so as not to incur any material federal or state income tax liability in connection therewith, provided that the consummation of the transactions contemplated by this Agreement and the Ancillary Documents shall not be deemed a violation of this covenant.

                 6.2.2 Commencing on the date hereof and through the Stock Closing Date or, if applicable, Termination Date, except as otherwise contemplated hereby, by the Ancillary Documents or as agreed to in writing by Buyer, the Company shall not, and the Company shall cause the Subsidiaries not to, take any actions outside of the Company's or such Subsidiary's ordinary course of business and, by way of amplification and not limitation, not to:

                 6.2.2.1 operate other than in the ordinary course of business, except for the TBA Stations upon commencement of Buyer's time brokering of such TBA Stations pursuant to the TBAs recognizing that the Company shall exercise at all times ultimate control over the TBA Stations in all respects necessary to comply with the Communications Act and applicable policies and rules of the FCC;

                 6.2.2.2 issue any capital stock or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable for its capital stock, issue any debt instruments, or establish any stock appreciation rights plan, phantom stock plan or similar plan with respect to the Company;

                 6.2.2.3 directly or indirectly purchase, pledge or redeem any securities of the Company, its Subsidiaries or of any third party, whether or not affiliated with the Company;

                 6.2.2.4 directly or indirectly redeem, purchase, or otherwise acquire any of its capital stock;

                 6.2.2.5 effect a split, reclassification or other change in or of any of its capital stock;

                 6.2.2.6 change, amend or alter its certificate of incorporation, bylaws, or other charter and governance documents, as each of the same are currently in effect;

                 6.2.2.7 grant any increase in the compensation payable, or to become payable, to the directors, officers or employees of the Company or the Subsidiaries or enter into any bonus, insurance, severance (subject to the provisions regarding severance payments set forth in Section 8.11), pension or other benefit plan, payment or arrangement of any kind for or with any of the directors, officers or employees of the Company or the Subsidiaries except routine salary increases paid in the ordinary course consistent with reasonable business practices;

                 6.2.2.8 borrow or agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others except as contemplated by the Financing Transaction;

                 6.2.2.9 enter into any agreement that would be required to be set forth in the Disclosure Letter pursuant to Section 4.18.1 if such agreement had been in effect as of the Redemption Closing Date;

                 6.2.2.10 place or allow to be placed on the Property or any other asset of the Company or any Subsidiary, whether now owned or hereafter acquired, or upon the income, profits or proceeds therefrom, any encumbrance, lien, security interest or similar interest which does not currently exist;

                 6.2.2.11 cancel, discount or otherwise compromise any indebtedness owing to it or any claims which it may possess or waive any rights of value except in the ordinary course of business consistent with reasonable business practices;

                 6.2.2.12 sell, assign, license, lease, dispose of or otherwise transfer or grant any interest in any Property, including without limitation Stations, Station Licenses, Permits, Intellectual Property, Real Property, Personal Property or other assets of the Company or its Subsidiaries except in the ordinary course of business consistent with reasonable business practices; provided, however, that in no event shall the value of all such sales, assignments, licenses, leases, disposals or other transfers made in the ordinary course of business exceed $50,000;

                 6.2.2.13 acquire additional stations, business enterprises or other assets except purchases of assets in the ordinary course of business reasonably necessary for the operation of the Company's or any Subsidiary's business in an aggregate amount not to exceed $50,000;

                 6.2.2.14 commit any act or omit to do any act which will cause a material breach of any agreement, contract, lease or commitment, or violate any Decree, or violate any Statute in any material respect;

                 6.2.2.15 make (or declare) any loan, advance, dividend or distribution or payment of any type to, or enter into any agreement with respect thereto, with any of its stockholders (other than intercompany transfers), officers, directors or any other person, or entity except as regular compensation and benefits (generally available to all employees) to employees for services rendered as employees of the Company or a Subsidiary;

                 6.2.2.16 merge, consolidate, enter into any business combination, dissolve or liquidate the Company or any of the Subsidiaries;

                 6.2.2.17 file a petition in bankruptcy, receivership, liquidation, insolvency, or other similar proceeding, make any general assignment for the benefit of creditors or take any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings, or fail generally to pay its debts as such debts become due; in the event of the commencement of any bankruptcy, receivership, liquidation, insolvency, or other similar proceeding, the Company shall use its best efforts, and the Company shall cause each Subsidiary to use its best efforts, to seek removal or dismissal thereof as expeditiously as legally possible;

                 6.2.2.18 grant or consent to a waiver of any statute of limitations with respect to any Company Tax Return or Taxes for which the Company or any Subsidiary is or may be liable, or enter into any tax allocation or sharing agreement with respect to Taxes;

                 6.2.2.19 knowingly infringe upon or make any unlawful use of any patent, trademark, logo, service mark, trade name, copyright or other intellectual or proprietary right of any third party;

                 6.2.2.20 except as expressly contemplated by this Agreement, change any of its current arrangements with any banking, savings or financial institution, or investment banking or brokerage firm, or enter any new arrangements or agreements with any such institution or firm;

                 6.2.2.21 enter into any collective bargaining agreement or other arrangement with any labor organization or other entity regarding the rate of pay or working conditions of any of the employees of the Company or any Subsidiary;

                 6.2.2.22 make a tax election or settle or compromise any disputed tax liability of the Company or any Subsidiary;

                 6.2.2.23 change any of the accounting principles or practices used by the Company except as required by the Financial Accounting Standards Board;

                 6.2.2.24 create any accounts receivable other than in the ordinary course of business and which represent bona fide transactions completed in accordance with terms and provisions contained in any documents related thereto;

                 6.2.2.25 pay to or on behalf of R.D.P. any money in order to restore property formerly used by R.D.P. as the XETRA-AM tower site to its prior condition;

                 6.2.2.26 pay any pledges or make any contributions to San Diego International Sports Council, the University of San Diego or otherwise;

                 6.2.2.27 pay any incentive bonuses pursuant to the bonus incentive plan for managers and controllers for 1996;

                 6.2.2.28 (A) take any action (or fail to take any action) through or by the Class B Shareholders, the directors or officers of the Company or the Station general managers that gives rise to any fact, circumstance or condition that causes in any foreseeable way any Company Representation and Warranty set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9,
4.16, 4.22, 4.26 or 4.27 to be untrue as of the Stock Closing Date; or (B) fail to take such action as is necessary to correct or rectify any fact, circumstance or condition of which it has knowledge (which for this purpose shall mean any fact, circumstance or condition of which the Class B Shareholders, the directors or officers of the Company or any Station general manager has actual knowledge) that arises after the Redemption Closing and causes any Company Representation or Warranty set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9,
4.16, 4.22, 4.26 or 4.27 to be
untrue as of the Stock Closing Date, which corrective action shall be taken at the expense of the Class B Shareholders; provided, however, that no fact, circumstance or condition shall constitute a breach of any of the Company Representations or Warranties to the extent that such fact, circumstance or condition arises out of the operation of the TBA Stations after the Redemption Closing Date; or

                           6.2.2.29 take any action (or fail to take any action)
that would prevent the Company from performing any requirements or covenants of the Company contained herein, or make any agreement or commitment to do or take any of the actions referred to in this Section 6.2.

                 6.2.3 The Company agrees that its obligations pursuant to this
Section 6.2 are in addition to, and in no way limit, the Company's obligations set forth elsewhere in this Agreement.

                 6.2.4 In the event that a breach (a "Covenant Breach") of: (A) any of the covenants set forth in Sections 6.2.1 or 6.2.2 hereof; (B) any of the covenants of the Company set forth in that Investment Agreement between Buyer, the Company and the Class B Shareholders entered into as part of the Warrant Purchase Transaction (as defined in Section 8.5) (the "Investment Agreement"); or (C) any of the covenants set forth in the documents evidencing the Financing Transaction (as defined in Section 8.6) (the "Financing Agreements"), causes any loss, cost, damage, liability or expense which results in economic detriment to Buyer, the Company and/or any Subsidiary ("Damages"), and the amount of such Damages can reasonably be determined as of the Stock Closing Date, the Stock Purchase Price shall be reduced by such amount. In the event such Damages exceeds the portion of the Stock Purchase Price to be paid at the Stock Closing, if any, the Class B Shareholders jointly and severally shall pay such excess (up to the aggregate amount of the Stock Purchase Price and Extension Payment (as defined in Section 8.17) previously paid) to Buyer at the Stock Closing. In the event that the amount of such Damages cannot reasonably be determined as of the Stock Closing Date, then the parties shall reasonably estimate the amount of such Damages and the Stock Purchase Price shall be reduced by 110% of the amount of such estimate (and, in the event 110% of such estimated Damages exceeds the portion of the Stock Purchase Price to be paid at the Stock Closing, if any, the Class B Shareholders jointly and severally shall pay such excess (up to the aggregate amount of the Stock Purchase Price and Extension Payment previously paid) to Buyer at the Stock Closing); at such time as such Damages are finally determined: (i) in the event such Damages exceed 110% of the amount of the estimate at the Stock Closing, then immediately upon notice from Buyer of the amount of such Damages, the Class B Shareholders jointly and severally shall pay to Buyer the amount such excess (up to the aggregate amount of the Stock Purchase Price and Extension Payment previously paid); and (ii) in the event such Damages are less than 110% of the amount of the estimate at the

Stock Closing, then immediately upon such determination Buyer shall pay the Class B Shareholders the amount such shortfall. Notwithstanding the foregoing, any Damages resulting from a Covenant Breach shall reduce the Stock Purchase Price or be subject to repayment by the Class B Shareholders to Buyer only to the extent that the aggregate Damages from all such Covenant Breaches exceed $500,000.

         6.3 ADDITIONAL COVENANTS OF THE COMPANY. The Company agrees with Buyer that commencing on the date hereof through the Stock Closing Date or, if applicable, Termination Date:

                 6.3.1 The Company shall take or cause to be taken, and the Company shall cause its Subsidiaries to take or cause to be taken, all reasonable actions as may be necessary or advisable to consummate and to make effective the transactions contemplated by this Agreement, including without limitation such actions as may be required to satisfy each of the conditions to the Redemption Closing and Stock Closing. The Company shall not take any action, and the Company shall cause its Subsidiaries not to take any action, which interferes with or delays the FCC Consent.

                 6.3.2 The Company shall, and shall cause each Subsidiary to, make all filings contemplated by Article VII hereof required of the Company or any Subsidiary necessary to obtain all Governmental Consents.

                 6.3.3 The Company shall, and the Company shall cause each Subsidiary to, comply with the terms and provisions of the TBAs and other Ancillary Documents.

         6.4 COVENANTS OF BUYER. Buyer agrees with Class B Shareholders and the Company that from the date hereof through the Stock Closing Date or, if applicable, Termination Date:

                 6.4.1 Buyer shall take or cause to be taken all reasonable actions as may be necessary or advisable to consummate and to make effective the transactions contemplated by this Agreement, including without limitation such actions as may be required to satisfy each of the conditions to the Redemption Closing and Stock Closing. Buyer shall not take any action which interferes with or delays the FCC Consent.

                 6.4.2 Buyer shall make all filings contemplated by Article VII hereof required of Buyer necessary to obtain all Governmental Consents.

                 6.4.3 Buyer shall, and Buyer shall cause its Affiliates to, comply with the terms and provisions of the TBAs and other Ancillary Documents.

         6.5 COVENANTS OF CLASS B SHAREHOLDERS. Each Class B Shareholder severally agrees with Buyer that from the date hereof through the Stock Closing Date or, if applicable, Termination Date:

                 6.5.1 Such Class B Shareholder shall take or cause to be taken all reasonable actions as may be necessary or advisable to consummate and to make effective the transactions contemplated by this Agreement, including without limitation such actions as may be required to satisfy each of the conditions to the Redemption Closing and Stock Closing specific to such Stock Seller. No Class B Shareholder shall take any action which interferes with or delays the FCC Consent.

                 6.5.2 Such Class B Shareholder shall make all filings contemplated by Article VII hereof required of such Class B Shareholder necessary to obtain all Governmental Consents.

                 6.5.3 Such Class B Shareholder (along with the other Class B Shareholders) shall take all such actions as are necessary to cause the Company and Noble Broadcast of Connecticut, Inc. to dispose of the real estate owned by Noble Broadcast of Connecticut, Inc. (and which is currently leased to Clear Channel) on terms and conditions acceptable to Buyer in its reasonable discretion.

         6.6 ACQUISITION PROPOSALS. The Class B Shareholders and the Company jointly and severally agree that commencing on the date hereof through the Stock Closing Date:

                 6.6.1 Neither the Company, any Subsidiary nor any Class B Shareholder will, and the Class B Shareholders and the Company shall direct and cause the officers, directors, employees, agents and representatives of the Company and the Subsidiaries (including without limitation any investment banker, attorney or accountant retained by any Stock Seller, the Company or any Subsidiary) not to: (A) initiate, solicit or encourage, directly or indirectly, any inquiries, or the making or implementation of any proposal or offer (including without limitation, any proposal or offer to any Seller, the Company or any Subsidiary) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any portion of the assets or any securities of the Company or any Subsidiary (any such inquiry, proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction being hereinafter referred to as an "Acquisition"); or (B) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

                 6.6.2 Each Stock Seller, the Company and each Subsidiary will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or Acquisition and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken by the Company and the Class B Shareholders in this
Section 6.7.

                 6.6.3 Neither the Company, any Subsidiary nor any Class B Shareholder will enter into any agreement with any person with respect to an Acquisition Proposal, or that in any way facilitates an Acquisition Proposal or an Acquisition.

         6.7 INFORMATION; NOTICE. The Company and Subsidiaries hereby agree that commencing on the date hereof through the Stock Closing Date, the Company shall, and the Company will cause the Subsidiaries to, comply with the following provisions:

                 6.7.1 As soon as available, and in any event within ninety days after the close of each fiscal year of the Company commencing with the fiscal year ending December 25, 1995, the Company will deliver to Buyer consolidated and consolidating balance sheets, statements of income, retained earnings and cash flows of the Company and its Subsidiaries audited by an independent public accounting firm selected by the Company and its Subsidiaries and acceptable to Buyer, showing the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of operations of the Company and its Subsidiaries during such fiscal year, and certified without qualification by such accounting firm to have been prepared in accordance with generally accepted accounting principles, consistently applied, accompanied by an agreed upon procedures report from such accounting firm.

                 6.7.2 Within thirty days after the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 1996 the Company will deliver to Buyer consolidated and consolidating internal, unaudited balance sheets and statements of income of the Company and its Subsidiaries as of the end of such fiscal quarter and for the year to date, certified by the Chairman or President and by the Chief Financial Officer of the Company to be true and correct and to have been prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

                 6.7.3 As soon as available and in any event within thirty days after the end of each fiscal month commencing with the month ending January 28, 1996, the Company will deliver to Buyer consolidated and consolidating internal, unaudited balance sheets, statements of income, retained earnings and cash flows, and a profit and loss statement of the Company and its Subsidiaries as of the end of each such month, certified by the Chairman or President and by the Chief Financial Officer of the Company to be true and correct and to have been prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

                 6.7.4 The Company will promptly give notice to the Buyer of any litigation, or proceeding against, or investigation of the Company or any Subsidiary, or which, to its knowledge, is threatened against the Company or any of its Subsidiaries.

                                   ARTICLE VII

         7       GOVERNMENTAL CONSENTS

         7.1     FCC APPLICATION.

                 7.1.1 Prior to the date hereof, Buyer, the Class B Shareholders and the Company, respectively have filed with the FCC the applications required by it ("FCC Application") to obtain the consent and approval of the FCC to the consummation of the Stock Closing ("FCC Consent"). Buyer, the Class B Shareholders and the Company, shall, and the Company shall cause the Subsidiaries to, prosecute the FCC Application with all such diligence as is practicable and otherwise use their best efforts to obtain the grant of the FCC Consent as soon as possible. If any complaint or objection to the FCC Application is filed by any third party, Buyer, the Class B Shareholders and the Company shall, and the Company shall cause the Subsidiaries to, take any and all actions reasonably requested by Buyer in its sole discretion and at its cost to satisfy the same in order to obtain the FCC Consent. If the FCC imposes any conditions to its grant of the FCC Consent, the Class B Shareholders and the Company shall, and the Company shall cause the Subsidiaries to, take any and all actions reasonably requested by Buyer in its sole discretion and at its cost to comply with such conditions. If reconsideration or judicial review is sought with respect to the FCC Consent, the Company, the Class B Shareholders and Buyer shall, and the Company shall cause the Subsidiaries to, fully cooperate with each other and take any and all such actions reasonably requested by Buyer with respect to such efforts for reconsideration or judicial review at Buyer's cost. Notwithstanding the foregoing, the Class B Shareholders and the Company shall have no obligation to take any action which could reasonably subject the Class B Shareholders or the Company to material risk or obligation unless Buyer provides reasonably adequate protection or indemnification from such risk or obligation.

         7.2 HSR APPLICATION. Within five (5) business days after the Redemption Closing, Buyer, the Class B Shareholders and the Company, shall, make or cause to be made any and all required governmental filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated hereby and by the Ancillary

Documents, and shall use their best efforts to respond as promptly as practicable to all inquiries received from the applicable governmental agencies or committees for additional information or documentation. Each of the Company, the Class B Shareholders and Buyer, as the case may be, will notify the other of all correspondence, filings or communications between such party or its representatives, on the one hand, and the applicable governmental agencies or committees, on the other hand, with respect to this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby. Each of the Company, the Class B Shareholders and Buyer will furnish the other with such necessary information and reasonable assistance as such other parties may request in connection with their preparation of such filings.

         7.3 OTHER FILINGS AND APPROVALS. Buyer, the Class B Shareholders and the Company, shall cooperate with each other in timely making any other filings and seeking any other approvals, if any, required to be made with or obtained from any Governmental Entity in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby and in timely making all such filings and timely seeking the related consents, approvals, permits or authorizations from such Governmental Entities.

         7.4 COMPANY AND SELLER OBLIGATIONS UPON ASSIGNMENT. The Company and the Class B Shareholders agree that in the event Buyer assigns its rights and obligations under this Agreement, the Class B Shareholders, the Company, and the Company shall cause each Subsidiary, at Buyer's cost, to make any and all governmental filings necessary so that such assignee can receive the full benefit of this Agreement regardless whether such filings are specifically referenced in this Article VII and without regard to any time periods stated herein. The Class B Shareholders and the Company further agree that the rights conferred upon an assignee pursuant to this Section 7.4 are in addition to all rights of such assignee pursuant to Section 14.5.

                                  ARTICLE VIII

         8       FURTHER AGREEMENTS AND REPRESENTATIONS

         8.1 EXPENSES. Each party hereto shall each pay their respective costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation the fees of their respective attorneys and accountants, provided, however that Sellers will also pay all such costs as may be incurred by the Company and its Subsidiaries other than the fees of Gray, Cary, Ware & Freidenrich for legal services rendered on behalf of the Company, the fees of Haley, Bader & Potts and Cervantes, Paregon & Guitterez for legal services rendered on behalf of the Company (or in the case of Cervantes, Paregon & Guitterez, RDP and Nobro, which the Company is reimbursing), the fees of Price Waterhouse for accounting and tax services rendered on behalf of the Company, the cost of the Surveys obtained pursuant to
Section 8.14, the cost of the Titles obtained pursuant to Section 9.2.11, the cost of the environmental reports obtained pursuant to Section 9.2.12, and other costs and expenses customarily paid by a company being acquired pursuant to an acquisition of stock. Other than as expressly provided in the immediately preceding sentence, none of the costs incurred by Sellers, the Company or any Subsidiary (including without limitation, all fees and expenses of Henderson, Daily, Withrow and Devoe, and all fees and expenses of Smithwick & Belendiuk) shall be paid, either directly or indirectly, by the Company or any Subsidiary. Buyer and Sellers shall each be responsible for one-half of all filing fees required to be paid to any Governmental Entity in connection with the filings contemplated by Article VII hereof, the San Diego Transaction and the Tijuana Transactions, as well as for one-half of the cost of the Company's remaining obligations under the Accu-Weather Settlement and one-half of the cost of terminating the Rate Protection Agreement, all as more fully shown on the Sources and Uses Schedule.

         8.2 NEWS RELEASES. Upon the Redemption Closing, Buyer, Sellers and the Company will jointly prepare and issue a press release regarding the transactions contemplated hereby; provided, however, that prior to such time and from time to time thereafter Buyer shall, in accordance with its legal obligations, including but not limited to filings permitted or required by the Securities Act of 1933 and the Securities Exchange Act of 1934, the NASDAQ National Market and other similar regulatory bodies, make such press releases and other public statements and announcements as Buyer deems necessary and appropriate. To the extent Buyer is practicably able to do so prior to making any such press release, public statement or announcement, Buyer shall make reasonable efforts to give the Stock Sellers Representative prior notice thereof. Sellers, the Company and any Subsidiary may make press releases, public statements and announcements concerning the transactions contemplated hereby only following consultation with Buyer and Buyer's approval of the text of any such press release, public statement or announcement.

         8.3 SAN DIEGO TRANSACTION. At the Redemption Closing, Chesapeake Securities, Inc. (a wholly-owned subsidiary of Buyer) ("Chesapeake"), Noble San Diego, Sports Radio, Inc. and Noble Broadcast Center, Inc. shall enter into an agreement providing for Chesapeake's purchase upon signing of certain assets and assumption of certain liabilities (other than intercompany payables) relating to the operation of the Mexican Stations (the "San Diego Transaction") for a purchase price set forth on the Sources and

Uses Schedule. The parties acknowledge that Noble San Diego sells advertising spots and provides programming for transmission on the Mexican Stations pursuant to the Sales Agency Agreement, and that as part of the San Diego Transaction, Noble San Diego shall assign to Chesapeake all of Noble San Diego's right, title and interest in and to the Sales Agency Agreement and certain other agreements as more fully provided for in the agreements documenting the San Diego Transaction.

         8.4 TIJUANA TRANSACTIONS. The parties hereto acknowledge that prior to or simultaneously with the Redemption Closing: (A) Xetra Comunicaciones, S.A. de C.V. ("Concession Buyer") and R.D.P. shall have entered into an agreement relating to Buyer's purchase of certain assets of R.D.P., including without limitation all right, title and interest in and to the Mexican Station Licenses and the operating assets of XETRA-AM and XETRA-FM; and (B) Inmobiliaria Radial, S.A. de C.V. ("Real Estate Buyer"), R.D.P. and Nobro, S.C. shall have entered into an agreement relating to Real Estate Buyer's purchase of the real estate on which the transmitters for the Mexican Stations are located (together, the transactions described in (A) and (B) are referred to as the "Tijuana Transactions"). The consideration provided by Buyer in connection with the Tijuana Transactions is reflected on the Sources and Uses Schedule.

         8.5 WARRANT PURCHASE TRANSACTION. At the Redemption Closing, Buyer, the Company and the Class B Shareholders shall enter into an agreement providing for the purchase by Buyer (for a purchase price as shown on the Sources and Uses Schedule) of a warrant which, upon exercise, would entitle Buyer to an equity interest in the Company on terms and conditions acceptable to Buyer and the Company; in connection therewith, the parties acknowledge that they will also be entering into related agreements and amending the Certificate of Incorporation and Bylaws of the Company to accommodate the agreements of the parties with respect to such warrant purchase (the transactions contemplated by this Section shall be referred to as the "Warrant Purchase Transaction").

         8.6 FINANCING TRANSACTION. At the Redemption Closing, Broadcast Finance, Inc. ("BFI") and the Company (and various Subsidiaries) shall enter into one or more agreements providing for the loan by BFI to the Company of up to $40,000,000 (as shown on the Sources and Uses Schedule), plus a $1,000,000 working capital facility (the "Financing Transaction").

         8.7 USE OF PROCEEDS. At the Redemption Closing, the Company agrees to immediately apply so much of the proceeds of the San Diego Transaction, the Warrant Purchase Transaction and the Financing Transaction as is necessary to fund the payment of the Warrant Redemption Price to the Warrant Sellers and the payment of the Class A Redemption Price to the Class A Shareholders, to pay in full the Conseco Debt, the Chase Debt and the Barclay's Debt, and to terminate and payoff the Rate Protection Agreement. The application of the proceeds as described in this Section 8.7 is set forth on the Sources and Uses Schedule.

         8.8 SHARED COSTS. The parties acknowledge that the following costs shall be borne one-half by Sellers and one-half by Buyer: (A) the cost of terminating the Rate Protection Agreement; (B) the cost of all governmental filings in connection with the transactions contemplated by this Agreement, the San Diego Transaction and the Tijuana Transactions; and (C) the cost of future payments in connection with the Accu-Weather settlement for KHOW-AM. The costs described in clauses (A), (B) and (C), and their effect on the flow of funds in connection with the transactions contemplated hereby, is shown on the Sources and Uses Schedule.

         8.9 CASH ACCOUNTS. The parties acknowledge that immediately prior to the Redemption Closing, any Available Cash shall be applied to the Chase Debt as shown in the Sources and Uses Schedule.

         8.10 TAX PAYMENTS. Buyer agrees that it shall timely advance to the
Company: (A) any federal or state income tax payable upon the filing of the Company's 1995 Federal and state income tax returns or on any application for extension of time for such filing; and (B) any federal or state taxes payable resulting from the San Diego Transaction (such payments being referred to together as the "Tax Payments"). The amount of such taxes payable shall be as reasonably determined and agreed to by the independent certified public accountants for the Company and Buyer.

         8.11 TIME BROKERAGE AGREEMENTS. At the Redemption Closing, Buyer (either directly or through its designated Affiliates) and the Company (either directly or through its appropriate Subsidiary) shall enter into mutually satisfactory Time Brokerage Agreements (together, the "TBAs") pursuant to which the Company shall broadcast programming supplied by Buyer over the broadcasting transmission facilities of the Stations serving the Toledo, Ohio market and the St. Louis, Missouri market (the Stations which are subject to the TBAs being referred to collectively as the "TBA Stations") and Buyer shall make certain payments to the Company during the period and in accordance with the terms and conditions set forth therein.

                 The parties acknowledge and agree that the Company and Buyer are not entering into on the date hereof a time brokerage agreement (or a joint sales agreement) relating to the Company's and/or Subsidiaries' radio stations KBCO-AM, KBCO-FM, KHIH-FM or KHOW-AM serving the Denver, Colorado market (the "Denver Stations"). The parties acknowledge and agree that if, prior to the Stock Closing Date, FCC counsel for Buyer and the Company agree that FCC rules and policies allow Buyer to enter into a time brokerage agreement or a joint sales agreement relating to the

Denver Stations, then the Company and Buyer shall discuss in good faith the advisability of the Company (either directly or through its appropriate Subsidiary) entering into a time brokerage agreement with Buyer (either directly or through its designated Affiliates) in a form substantially similar to the TBAs with respect to Toledo and St. Louis or, at Buyer's option, into a joint sales agreement on terms and conditions mutually acceptable to the Company and Buyer.

         After the execution hereof and the TBAs, the parties acknowledge that the employment of certain employees of the Company and its Subsidiaries will be terminated. In connection with such terminations, the Company and its Subsidiaries shall be permitted to pay severance to such employees in amounts not to exceed the severance such employees would receive under Buyer's own current severance policies (i.e., one week severance pay for each full year of service). In addition, Buyer shall pay to or on behalf of the Company and its Subsidiaries up to an additional $200,000 to fund additional severance payments to such employees as the Company and Buyer shall mutually agree.

         Furthermore, effective upon commencement of each TBA (or if applicable, a joint sales agreement with respect to Denver), the Company (on behalf of itself or the appropriate Subsidiary) hereby assigns to Buyer (or the appropriate Affiliate of Buyer) all of its rights (or the rights of the appropriate Subsidiary) under employment agreements between the Company and employees of the applicable TBA Stations and which are set forth in the Disclosure Schedule, and Buyer (on behalf of itself or the appropriate Affiliate) hereby assumes all of the Company's obligations thereunder arising after the commencement of such TBA. Effective upon termination of such TBA (or if applicable, a joint sales agreement with respect to Denver), Buyer (on behalf of itself or the appropriate Affiliate) hereby re-assigns to the Company (or the appropriate Subsidiary) all of its rights under such employment agreements arising after the termination of such TBA, and the Company (on behalf of itself or the appropriate Subsidiary) hereby reassumes all of the Company's obligations thereunder arising after the termination of such TBA.

         8.12 INDEMNIFICATION AND ESCROW AGREEMENT. At the Redemption Closing, the parties hereto, Conseco and Indemnification Escrow Agent shall enter into the Indemnification and Escrow Agreement. All claims for indemnity arising out of any Buyer Escrow Indemnified Claim, Buyer Non-Escrow Indemnified Claim or Seller Indemnified Claim (each as defined in the Indemnification and Escrow Agreement) arising under this Agreement between or among the parties to this Agreement shall be determined solely pursuant to the provisions of the Indemnification and Escrow Agreement, and no separate claim or cause of action arising out of any Buyer Escrow Indemnified Claim, Buyer Non-Escrow Indemnified Claim or Seller Indemnified Claim may be maintained.

         8.13 SURVIVAL OF REPRESENTATIONS, ETC. It is the express intention and agreement of the parties to this Agreement that: (A) all covenants and agreements (together, "Agreements") and all representations and warranties (together, "Warranties") made by Buyer, Sellers and the Company in this Agreement or in any Ancillary Document shall survive (regardless of any knowledge, investigation, audit or inspection at any time made by or on behalf of Buyer, any Seller or the Company) as follows:

                 8.13.1 The Agreements shall survive the Redemption Closing and Stock Closing without limitation.

                 8.13.2 The Warranties contained in Article III and Article V (the "Perpetual Warranties") shall survive the Redemption Closing and Stock Closing without limitation.

                 8.13.3 As they relate specifically to the operations of the TBA Stations, all Warranties other than the Perpetual Warranties shall only survive for a period of twelve (12) months from the Redemption Closing Date.

                 8.13.4 Only as they relate specifically to the operations of the Denver Stations, all Warranties other than the Perpetual Warranties shall only survive for a period of twelve (12) months from the Stock Closing Date or, if earlier, for a period of twelve (12) months from the date upon which Buyer (or an Affiliate of Buyer) commences time brokerage of the Denver Stations pursuant to a time brokerage agreement or joint sales agreement pursuant to
Section 8.11.

                 8.13.5 Other than as limited by Section 8.13.3 and Section 8.13.4, all Warranties other than the Perpetual Warranties shall survive for a period of twelve (12) months from the Stock Closing Date.

                 8.13.6 The right of either party to recover Damages (as defined in the Indemnification and Escrow Agreement) as to any specific matter for which indemnification is sought shall not be affected by the expiration of any Warranties as set forth herein, provided that a Claim Notice (as defined in the Indemnification and Escrow Agreement) with respect to such matter has been given by the indemnified party to the indemnifying party prior to such expiration and prior to the expiration of the indemnifying parties' obligations under the Indemnification and Escrow Agreement and subject to the terms of the Indemnification and Escrow Agreement.

                 8.13.7 Notwithstanding any provision hereof to the contrary, there shall be no contractual time limit in which Buyer, the Company or Sellers may bring any action for actual fraud (a "Fraud Action"), regardless of whether such actual fraud also included a breach of any Agreement or Warranty; provided, however, that any Fraud Action must be brought within the period of the


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applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.

                 8.13.8 Subject to and effective upon the Redemption Closing, each Seller hereby releases the Company and the Subsidiaries, and each of their respective directors, officers, employees, agents and representatives, from and against any and all claims that they may have against such entities or persons resulting from any fact, circumstance or condition which gives rise to a claim for indemnification by Buyer pursuant to this Agreement, the Indemnification and Escrow Agreement or any Ancillary Document.

         8.14 SURVEYS. Within sixty (60) days after the date hereof, or if earlier prior to the Stock Closing Date, the Company shall provide Buyer with staked-on-ground boundary surveys of the Real Property, certified current as of the date of delivery thereof, prepared by a duly licensed and registered land surveyor acceptable to Buyer (the "Surveys"). The form of the Surveys shall be reasonably satisfactory to Buyer in all respects. The Surveys shall be made and prepared in accordance with the Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1986.

         8.15 DEFINITION OF MATERIALITY. No Company Representations and Warranties and no covenants which are qualified by the word "material" (a "Qualified Representation") shall be deemed to have been breached unless and until the value, financial impact, financial obligation, financial effect or Damages which are undisclosed, resulting, incurred or suffered as a result of the inaccuracy of such Qualified Representation without reference to the materiality qualification is $10,000 or more; provided, however, that once the Damages suffered or incurred as a result of the breach of all Qualified Representations without reference to materiality qualifications exceeds $150,000, then Buyer shall be entitled to indemnification with respect to all such Damages in excess of $150,000, subject however to the other limitations herein and in the Indemnification and Escrow Agreement.

         8.16 DEFINITION OF KNOWLEDGE. Whenever in this Agreement a warranty or representation is qualified by a word or phrase referring to the knowledge of Sellers, the Company and/or the Subsidiaries, it shall mean to the best of the Sellers', the Company's and/or each Subsidiary's knowledge after having made reasonable due inquiry of the Sellers, the directors and officers of the Company, the general managers of the Stations who would be expected to have knowledge of the matter and after the Company has made reasonable due inquiry of R.D.P., and with respect to the condition of any assets, records or other object, after having inspected it.

         8.17 EXTENSION OF CLOSING. Notwithstanding anything to the contrary provided in Section 1.2, in the event that the Stock


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Closing has not occurred prior to the third anniversary of the date hereof (the
"Third Anniversary"), then the Stock Purchase Price shall be paid as follows:
(A) on the Third Anniversary, an amount equal to eighty percent (80%) of the Stock Purchase Escrow Consideration shall be deposited into the Escrow Fund; (B) on the Third Anniversary, an amount equal to the difference between eighty percent (80%) of the Stock Purchase Price minus eighty percent (80%) of the Stock Purchase Escrow Consideration shall be paid by wire transfer of funds in accordance with wiring instructions provided by the Stock Sellers Representative to Buyer prior to the Third Anniversary; (C) an amount equal to twenty percent (20%) of the Stock Purchase Escrow Consideration (the "Residual Stock Purchase Escrow Payment") shall be deposited into the Escrow Fund upon the Stock Closing; and (D) an amount equal to the difference between twenty percent (20%) of the Stock Purchase Price minus the Residual Stock Purchase Escrow Payment (the "Residual Stock Purchase Payment") shall be paid upon the Stock Closing by wire transfer of funds in accordance with wiring instructions provided by the Stock Sellers Representative to Buyer prior to the Stock Closing Date. In addition to the payments described above, if the Stock Closing has not occurred on or before the fifth anniversary of the date hereof (the "Fifth Anniversary"), and such failure is not as a result of some default by the Class B Shareholders or the Company of its obligations hereunder, then Buyer shall pay the Class B Shareholders an additional amount equal to the Residual Stock Purchase Payment in consideration for an indefinite extension of the period of time to close the transactions contemplated hereby (the "Extension Payment"), subject to the provisions of Section 13.1.

         Notwithstanding the foregoing provisions of the previous paragraph, in the event that between the date hereof and the Third Anniversary FCC rules and policies are changed so that as of the Third Anniversary FCC rules and policies then in effect do not permit a purchase price prepayment on the Third Anniversary as large as eighty percent (80%) without attributing ownership of the Class B Shares to Buyer or such payment is otherwise prohibited by changes to FCC rules and policies or by an FCC order or directive applicable specifically to the payments contemplated by this Section 8.17, then the percentages relating to the payments to be made on the Third Anniversary shall be reduced to such maximum percentage as is permitted by such rules and policies, and the percentages relating to the payments to be made upon the Stock Closing shall be correspondingly increased. In the event of any such changes in such rules or policies or in the event of such an order or directive, Buyer agrees to make such modifications to this Agreement, or enter into such other agreements as the Class B Shareholders may reasonably request, in order to allow the Class B Shareholders to lawfully obtain the use of such funds on an interest-free basis on and after the Third Anniversary, but subject at all times to full compliance with FCC rules and policies.


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                                   ARTICLE IX

         9       CONDITIONS TO REDEMPTION CLOSING

         9.1 CONDITIONS PRECEDENT TO SELLERS' AND THE COMPANY'S OBLIGATION TO CONSUMMATE THE REDEMPTION CLOSING. The obligation of Sellers and the Company to consummate the Redemption Closing is subject to the fulfillment, prior to or at the Redemption Closing, of each of the following conditions:

                 9.1.1 All Redemption Closing deliveries required to be made by Buyer pursuant to Article X shall have been made by Buyer.

                 9.1.2 The San Diego Transaction shall have occurred.

                 9.1.3 The Tijuana Transactions shall have occurred.

                 9.1.4 The Warrant Purchase Transaction shall have occurred.

                 9.1.5 The Financing Transaction shall have occurred.

                 9.1.6 The TBAs shall have been executed.

                 9.1.7 Lynch and the Company shall have entered into a mutually satisfactory Employment Agreement.

                 9.1.8 Lynch and the Company shall have entered into a mutually satisfactory Noncompetition and Confidentiality Agreement.

                 9.1.9 De Francesco and the Company shall have entered into a mutually satisfactory Employment Agreement.

                 9.1.10 De Francesco and the Company shall have entered into a mutually satisfactory Noncompetition and Confidentiality Agreement.

                 9.1.11 Sellers and the Company shall have received a satisfactory legal opinion from Graydon, Head & Ritchey.

                 9.1.12 The Indemnification and Escrow Agreement shall have been executed.

                 9.1.13 The proceeds of the San Diego Transaction, the Warrant Purchase Transaction and the Financing Transaction shall have been applied as contemplated by Section 8.7.

                 9.1.14 The Warrant Holders and the Class A Shareholders shall have received a satisfactory legal opinion from Gray, Cary, Ware & Freidenrich.


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                 9.1.15 The waiting period under the HSR Act with respect to the
San Diego Transaction shall have been terminated or expired.

                 9.1.16 Conseco shall have delivered to the Company a letter releasing the Company from those claims, liabilities and obligations as to which the Warrant Sellers provided a release in Section 2.3 hereof.

         9.2 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CONSUMMATE THE REDEMPTION CLOSING. The obligation of Buyer to consummate the Redemption Closing is subject to the fulfillment, prior to or at the Redemption Closing, of each of the following conditions:

                 9.2.1 All Redemption Closing deliveries required to be made by Sellers and the Company pursuant to Article X shall have been made by Sellers and the Company.

                 9.2.2 The San Diego Transaction shall have occurred.

                 9.2.3 The Tijuana Transactions shall have occurred.

                 9.2.4 The Warrant Purchase Transaction shall have occurred.

                 9.2.5 The Financing Transaction shall have occurred.

                 9.2.6 The TBAs shall have been executed.

                 9.2.7 Lynch and the Company shall have entered into a mutually satisfactory Employment Agreement.

                 9.2.8 Lynch and the Company shall have entered into a mutually satisfactory Noncompetition and Confidentiality Agreement.

                 9.2.9 De Francesco and the Company shall have entered into a mutually satisfactory Employment Agreement.

                 9.2.10 De Francesco and the Company shall have entered into a mutually satisfactory Noncompetition and Confidentiality Agreement.

                 9.2.11 The Company shall have provided Buyer with current Owner's Title Insurance Binders from a title company or companies acceptable to Buyer pursuant to which the title company or companies shall commit to issue ALTA Owner's Policies of Title Insurance for the purpose of insuring fee simple title to the Real Property (the "Titles"). The Titles shall be reasonably satisfactory to Buyer in all respects.

                 9.2.12 The Company shall have provided Buyer with current Phase I environmental audit reports regarding the facilities and operations of the Company's and the Subsidiaries,


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addressed to Buyer, which reports shall be reasonably satisfactory to Buyer in all respects.

                 9.2.13 The proceeds of the San Diego Transaction, the Warrant Purchase Transaction and the Financing Transaction shall have been applied as contemplated by Section 8.7.

                 9.2.14 The Company and, as appropriate, its Subsidiaries shall have received releases of any and all claims and interests of such holders arising out of or in connection with the Noble Indebtedness on terms and conditions acceptable to Buyer, and Buyer shall have received appropriate payoff statements from such holders as to such repayment and releases. Moreover, the Chase Warrants shall have not been exercised, but rather shall have been cancelled without cost to the Company, any Subsidiary or Buyer.

                 9.2.15 Buyer shall have received a satisfactory tax opinion from Price Waterhouse.

                 9.2.16 Buyer shall have received a satisfactory legal opinion(s) from Gray, Cary, Ware & Freidenrich.

                 9.2.17 Buyer shall have received a satisfactory legal opinion regarding FCC matters from Haley, Bader & Potts.

                 9.2.18 Buyer shall have received a satisfactory legal opinion(s) from in-house counsel for Conseco.

                 9.2.19 Buyer shall have received a satisfactory legal opinions from counsel for the Prudential and Northeast.

                 9.2.20 The Stock Trust and the Stock Escrow and Security Agreement shall have been executed and the Stock Trustee's fees shall have been paid.

                 9.2.21 The Indemnification and Escrow Agreement shall have been executed.

                 9.2.22 Any and all close corporation agreements, buy-sell agreements, stock purchase agreements, option agreements, installment purchase agreements, or similar agreements or arrangements affecting the purchase, sale or transfer of the Company's or any Subsidiaries' capital stock (other than any such agreements to be entered into as part of the Warrant Purchase Transaction) shall have been terminated, and all of the shareholders of the Company and any Subsidiary, option holders, warrant holders, and others having any interest or claim, directly or indirectly, to the capital stock of the Company or any Subsidiary shall have forever waived any and all rights with respect thereto.

                 9.2.23 The waiting period under the HSR Act with respect to the San Diego Transaction shall have been terminated or expired.


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                 9.2.24 Conseco shall have delivered to the Company a letter releasing the Company from those claims, liabilities and obligations as to which the Warrant Sellers provided a release in Section 2.3 hereof.

                                    ARTICLE X

         10      REDEMPTION CLOSING; REDEMPTION CLOSING DELIVERIES

         10.1    REDEMPTION CLOSING.

                 10.1.1 The Redemption Closing (the "Redemption Closing") is being held simultaneously with the execution hereof on the date first written above (the "Redemption Closing Date") commencing at 8:00 a.m. eastern time in the offices of Graydon, Head & Ritchey in Cincinnati, Ohio.

         10.2    DELIVERIES AT REDEMPTION CLOSING.

                 10.2.1 At the Redemption Closing, Sellers and the Company shall deliver to Buyer:

                          10.2.1.1 The opinions of Price Waterhouse and of
counsel as required by Sections 9.2.15 through 9.2.19.

                          10.2.1.2  Certificates of the Secretaries of State of
each of the states in which the Company and the Subsidiaries are incorporated, each dated within a reasonable period of the Redemption Closing Date, confirming the legal existence and legal and tax good standing of the Company and the Subsidiaries.

                          10.2.1.3  Certificates of the Secretaries of State of
each of the states in which the Company and the Subsidiaries are qualified as foreign corporations, each dated within a reasonable period of the Redemption Closing Date, confirming the qualification of the Company and each Subsidiary as a foreign corporation and the legal and tax good standing of the Company and the Subsidiaries therein.

                          10.2.1.4  Certified copies of the Amended and Restated
Certificate of Incorporation of the Company and the articles of incorporation or other charter documents of each Subsidiary, as amended, certified by the Secretaries of State of each of the states in which the Company and the Subsidiaries are incorporated or formed within a reasonable period of the Redemption Closing Date.

                          10.2.1.5  Bylaws or other governance documents of the
Company and each Subsidiary, as amended, certified by the Secretary of the Company and each Subsidiary.


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



                          10.2.1.6  Such other documents, instruments and
certificates as Buyer and its counsel may reasonably require to evidence the satisfaction or waiver of the conditions set forth in Section 9.2 hereof and the compliance by Sellers and the Company with the provisions of this Agreement.

                 10.2.2 At the Redemption Closing, the Warrant Sellers shall deliver the Warrants to the Company along with sufficient documents of assignment and transfer of all right, title and interest in the Warrants to the Company.

                 10.2.3 At the Redemption Closing, the Company shall deliver to the Warrant Sellers the Net Warrant Redemption Payment and shall repay the Conseco Debt.

                 10.2.4 At the Redemption Closing, the Class A Shareholders shall deliver to the Company certificates representing all of the Class A Stock, properly endorsed or accompanied by stock powers sufficient for, as applicable, the transfer of good and marketable title to the Class A Stock to the Company.

                 10.2.5 At the Redemption Closing, the Company shall deliver to the Class A Shareholders the Net Class A Redemption Payment.

                 10.2.6 At the Redemption Closing, Buyer shall deliver the Sellers and the Company the opinion of counsel required by Section 9.1.11.

                                   ARTICLE XI

         11      CONDITIONS TO STOCK CLOSING

         11.1 CONDITIONS PRECEDENT TO SALE OF CLASS B STOCK BY CLASS B SHAREHOLDERS AT THE STOCK CLOSING. The obligation of the Class B Shareholders to sell, assign, transfer and deliver the Class B Stock, as applicable, to Buyer pursuant to Section 1.1 is subject to the fulfillment, prior to or at the Stock Closing, of each of the following conditions, any one or more of which may be waived in whole or in part by the Class B Shareholders in a writing signed by Stock Sellers Representative:

                 11.1.1 All consents, authorizations, approvals, orders, waivers and expiration of waiting periods required as a result of the transactions contemplated by this Agreement (including without limitation the Governmental Consents) shall have been obtained.

                 11.1.2 Buyer (and any Affiliate party to any Ancillary Document) shall not have breached in any material respect its obligations under this Agreement or any Ancillary Document to be performed prior to or in connection with the Stock Closing;


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



provided, however, that in the event of any such breach, the Class B Shareholders shall afford Buyer the opportunity to cure any such failure, if reasonably capable of being cured, within thirty (30) days following Buyer's receipt of written demand specifying such failure and provided, however that in the event such breach involves solely the payment of money due hereunder, such cure shall be made within two (2) business days after receipt of notice.

                 11.1.3 All Stock Closing deliveries required to be made by Buyer to the Class B Shareholders pursuant to Article XII shall have been made by Buyer.

         11.2 CONDITIONS PRECEDENT TO PURCHASE OF CLASS B STOCK BY BUYER AT THE STOCK CLOSING. The obligation of Buyer to purchase the Class B Stock from the Class B Shareholders pursuant to Section 1.1 is subject to the fulfillment, prior to or at the Stock Closing, of each of the following conditions, any one or more of which may be waived in whole or in part by Buyer in a writing signed by Buyer:

                 11.2.1 All consents, authorizations, approvals, orders, waivers and expiration of waiting periods required as a result of the transactions contemplated by this Agreement (including without limitation the Governmental Consents) shall have been obtained. Specifically, with respect to the FCC Consent, this condition shall be deemed satisfied upon issuance of the FCC's initial approval, and shall not require that such FCC Consent shall have become a final order. Moreover, the waiting period under the HSR Act with respect to the transactions contemplated hereby shall have been terminated or expired.

                 11.2.2 The Class B Shareholders and the Company (and any Subsidiary or other Affiliate party to any Ancillary Document) shall not have breached in any material respect their respective obligations under this Agreement or any Ancillary Document to be performed prior or in connection with the Stock Closing; provided, however, that in the event of any such breach, Buyer shall afford the Class B Shareholders and/or the Company the opportunity to cure any such failure, if reasonably capable of being cured, within thirty
(30) days following the receipt by the Class B Shareholders and the Company of written demand specifying such failure and provided, however that in the event such breach involves solely the payment of money due hereunder, such cure shall be made within two (2) business days after receipt of notice.

                 11.2.3 All Stock Closing deliveries required to be made by the Class B Shareholders and the Company to Buyer pursuant to Article XII shall have been made by the Class B Shareholders. Specifically, but not in limitation of the preceding sentence, the Class B Shareholders shall take all actions as are legally required and customary in order to effectuate the complete transfer of good title to the Class B Stock to Buyer, free, clear and unencumbered.


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                                   ARTICLE XII

         12      STOCK CLOSING; STOCK CLOSING DELIVERIES

         12.1    STOCK CLOSING.

                 12.1.1 The purchase and sale of the Class B Stock contemplated in Section 1.1 (the "Stock Closing") shall occur, subject to the prior satisfaction or express written waiver of each of the conditions set forth in
Article XI (other than those conditions contemplated to be satisfied at the Stock Closing), within fifteen (15) days after the receipt of all governmental approvals as herein provided; provided, however, that Buyer shall be permitted at its option to defer the Stock Closing thereafter until such time as the FCC approval of the renewal of each American Station License which is subject to renewal during 1996 and 1997 becomes a final order; for purposes of this Section
12.1.1 and with respect to each American Station License, a "final order" shall mean an order of the FCC which is no longer subject to administrative or judicial review and which does not impose conditions which are adverse to the continued operation of such American Station in the manner in which it is currently operated. Buyer shall provide the Class B Shareholders written notice of the Stock Closing at least five business days prior to the Stock Closing. The Closing shall be held at 9:00 a.m. eastern time in the offices of Graydon, Head & Ritchey in Cincinnati, Ohio or at such other place as the parties hereto may agree in writing, on the date designated by Buyer in such notice (the "Stock Closing Date").

         12.2    DELIVERIES AT STOCK CLOSING.

                 12.2.1 At the Stock Closing, the Class B Shareholders and the Company shall deliver to Buyer:

                          12.2.1.1 A letter from Gray, Cary, Ware & Freidenrich,
in form and substance reasonably satisfactory to Buyer, reaffirming as of the Stock Closing Date each of the opinions rendered by such firm in the opinion letter referred to in Section 9.2.16.

                          12.2.1.2 A letter from Haley, Bader & Potts, in form
and substance reasonably satisfactory to Buyer, reaffirming as of the Stock Closing Date each of the opinions rendered by such firm in the opinion letter referred to in Section 9.2.17.

                          12.2.1.3 Certificates representing all of the Class B
Stock, properly endorsed or accompanied by stock powers sufficient for, as applicable, the transfer of good and marketable title to the Class B Stock to Buyer on the books of the Company.


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



                          12.2.1.4 All contracts, insurance policies or other
documents, books, minute books, financial and accounting records of the Company and the Subsidiaries not previously delivered to Buyer and not located on the premises of the Company or the Subsidiaries.

                          12.2.1.5 Resignations in a form acceptable to Buyer of
all of the then current directors and officers of the Company and the Subsidiaries, provided that this shall not in itself impact the employment status of Lynch and De Francesco pursuant to their Employment Agreements referred to in Sections 9.2.7 and 9.2.9, respectively.

                 12.2.2 At the Stock Closing, Buyer shall deliver to the Class B
Shareholders:

                          12.2.2.1 A letter from Graydon, Head & Ritchey, in
form and substance reasonably satisfactory to the Class B Shareholders, reaffirming as of the Stock Closing Date each of the opinions rendered by such firm in the opinion letter referred to in Section 9.1.11.

                          12.2.2.2 (A) if the Stock Closing occurs prior to the
Third Anniversary, the Net Stock Purchase Payment; or (B) if the Stock Closing occurs on or after the Third Anniversary, the Residual Stock Purchase Payment.

                                  ARTICLE XIII

         13      TERMINATION, AMENDMENT, PERFORMANCE AND WAIVER

         13.1    TERMINATION.

                 13.1.1 This Agreement may be terminated by the Class B Shareholders in the event that the Stock Closing fails to occur (following the receipt of all necessary governmental approvals and consents and satisfaction of all other applicable conditions to the Stock Closing provided herein) as a result of the failure, unwillingness or inability (legal or otherwise) of Buyer to consummate the Stock Closing as required hereby; provided, however, that: (A) prior to such termination, the Class B Shareholders shall afford the Buyer the opportunity to cure any such failure, unwillingness or inability if reasonably capable of being cured, within thirty (30) days following the receipt by the Buyer of a written demand specifying such failure, unwillingness or inability, provided, however that in the event such failure, unwillingness or inability involves solely the payment of money due hereunder, such cure shall be made within two (2) business days after receipt of notice; and (B) the Class B Shareholders may not terminate this Agreement if such failure of the Stock Closing to occur is a result of the failure: (i) by the Class B Shareholders, the Company or any Subsidiary to perform any of its respective obligations, covenants


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



or agreements under this Agreement or any Ancillary Document, or (ii) of any of the conditions to the Stock Closing set forth in Section 11.2 having not been satisfied as a result of some action or inaction on the part of any Class B Shareholder, the Company or any Subsidiary.

                 13.1.2 This Agreement may be terminated by the Buyer in the event that the Stock Closing fails to occur (following the receipt of all necessary governmental approvals and consents and satisfaction of all other applicable conditions to the Stock Closing provided herein) as a result of the failure, unwillingness or inability (legal or otherwise) (including without limitation the failure, unwillingness or inability of any Class B Shareholder to deliver good and marketable title to the Class B Stock to Buyer at the Stock Closing) of the Class B Shareholders or the Company to consummate the Stock Closing as required hereby; provided, however, that: (A) prior to such termination, the Buyer shall afford the Class B Shareholders and the Company the opportunity to cure any such failure, unwillingness or inability if reasonably capable of being cured, within thirty (30) days following the receipt by the Class B Shareholders of a written demand specifying such failure, unwillingness or inability, provided, however that in the event such failure, unwillingness or inability involves solely the payment of money due hereunder, such cure shall be made within two (2) business days after receipt of notice; and (B) Buyer may not terminate this Agreement if such failure of the Stock Closing to occur is a result of the failure: (i) by Buyer or any Affiliate of Buyer to perform any of its respective obligations, covenants or agreements under this Agreement or any Ancillary Document, or (ii) of any of the conditions to the Stock Closing set forth in Section 11.1 having not been satisfied as a result of some action or inaction on the part of any Buyer or Affiliate of Buyer.

                 13.1.3 This Agreement may be terminated by Buyer if: (A) with respect to the Company or any Subsidiary, a court enters a decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or for any substantial part of the property of the Company or any Subsidiary, or orders the winding up or liquidation of the affairs of the Company or any Subsidiary; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed against the Company or any Subsidiary; or the Company or any Subsidiary commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes any action in furtherance of the foregoing; or
(B) any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (C) any court, legislative body


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



or Governmental Entity has taken, or is reasonably expected to take, action that prohibits or would make the consummation of the transactions contemplated hereby unlawful as determined by Buyer in its sole discretion reasonably exercised; provided, however, that the failure to obtain the FCC Consent shall not be a basis on which Buyer may terminate this Agreement pursuant to this Section unless the failure to obtain such consent is the result of some action or inaction on the part of any Seller, the Company or any Subsidiary.

                 13.1.4 Upon the mutual written consent of Buyer and the Class B Shareholders this Agreement may be terminated on such terms and conditions as so agreed.

                 13.1.5 Notwithstanding any other provision of this Section 13.1, no party hereto may effect a termination hereof if such party is then in default or breach of this Agreement or any Ancillary Document.

         13.2 EFFECT OF TERMINATION. The date on which this Agreement is terminated is referred to herein as a "Termination Date."

                 13.2.1 In the event of the termination of this Agreement pursuant to Section 13.1.1: (A) the Class B Shareholders shall be entitled to payment of the unpaid portion of the Stock Purchase Price, if any, and to retain any portion of the Stock Purchase Price previously paid, and (B) the parties shall instruct the Indemnification Escrow Agent to immediately pay to the Class B Shareholders the Stock Purchase Escrow Consideration if such amount has previously been deposited into the Escrow Fund plus any interest earned thereon, which amounts shall constitute liquidated damages. It is understood and agreed that such liquidated damage amount represents Buyer's, the Company's and the Class B Shareholders reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages shall be the sole and exclusive remedy of the Company and the Class B Shareholders against Buyer for failing to consummate this Agreement and shall be applicable regardless of the actual amount of damages sustained and all other remedies are deemed waived by the Company and the Class B Shareholders.

                 13.2.2 In the event of the termination of this Agreement pursuant to either Sections 13.1.2 or 13.1.3 hereof, then: (A) the Class B Shareholders, jointly and severally, shall immediately pay to Buyer an amount equal the sum of (i) the portion of the Stock Purchase Price plus the Extension Payment that has previously been paid to the Class B Shareholders, if any; plus
(ii) any Tax Payments that have previously been paid to the Company pursuant to
Section 8.10, if any; plus (iii) interest on the amounts set forth in the preceding clauses (i) and (ii) from the date of the original payment thereof to the Class B Shareholders and/or the Company, as applicable, to the Termination Date at the rate of interest per annum announced by Banque Paribas to be its prime rate or base rate of interest from time to time at its principal office in Chicago, Illinois; (B) the parties shall instruct the Indemnification Escrow Agent to immediately pay to Buyer the Stock Purchase Escrow Consideration if such amount (or any portion thereof) has previously been paid, plus any interest earned thereon. Upon the termination of this Agreement as provided in Section 13.1.2 or Section 13.1.3, this Agreement shall forthwith become void and have no effect; provided, however, that, in addition to the actions required by clauses (A) and (B) of this Section, no such termination will relieve the Class B Shareholders or the Company for liability for damages or other relief at law or in equity as a result of any prior breach by such party.

                 13.2.3 No termination of this Agreement shall affect the redemption of the Warrants or the Class A Stock or repayment of the Conseco Debt, and no such termination shall in and of itself permit Buyer or the Company to recover amounts paid to the Warrant Sellers or the Class A Shareholders in connection therewith.

                 13.2.4 In the event of the termination of this Agreement pursuant to Section 13.1.4 hereof, this Agreement shall be terminated on the terms and conditions agreed to in writing by Buyer and Stock Sellers Representative.

         13.3 SPECIFIC PERFORMANCE. The parties recognize that if any Class B Shareholder or the Company refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available to Buyer, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, each Class B Shareholder and the Company shall waive the defense that there is an adequate remedy at law.

         13.4 REMEDIES CUMULATIVE. Except with respect to claims for indemnity arising out of any Buyer Escrow Indemnified Claim, Buyer Non-Escrow Indemnified Claim or Seller Indemnified Claim as set forth in Section 8.12, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies to enforce this Agreement.

         13.5 WAIVER. At any time prior to the Stock Closing, Buyer or the Class B Shareholders may: (A) extend the time for the performance of any of the obligations or other acts of the other party hereto, (B) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (C) waive compliance with any of the agreements, covenants, or conditions contained herein. Any agreement on the part of a party hereto to any extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                   ARTICLE XIV

         14      MISCELLANEOUS PROVISIONS

         14.1 POST-CLOSING ACTIONS. If at any time, and from time to time, after the Redemption Closing or Stock Closing, any party reasonably determines that any further conveyance, assignment or other document or any further action is necessary or desirable to carry out the purposes of and to make effective the transactions contemplated by this Agreement, the parties agree to execute and deliver all such instruments and take all such actions as may be reasonably necessary or advisable for such purpose.

         14.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Ancillary Documents) contains the entire agreement among the parties hereto and supersedes all prior oral or written agreements, promises, representations, commitments or understandings with respect to the matters provided for herein. This Agreement may be modified or amended only by a writing duly executed by Buyer, the Company, and the Class B Shareholders, which modification or amendment shall be binding upon all of the parties hereto; provided, however, Warrant Sellers and Class A Shareholders must approve in writing any modification or amendment hereto effecting the rights or obligations of the Warrant Sellers and Class A Shareholders hereunder.

         14.3 CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS. Unless the context otherwise requires: (A) all references to Sections, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement; (B) each term defined in this Agreement has the meaning assigned to it; (C) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof; (D) "or" is disjunctive but not necessarily exclusive; (E) words in the singular include the plural and vice versa; (F) the term "Affiliate" has the meaning given it in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended; and (G) all references to "$" or dollar amounts will be to lawful currency of the United States of America.

         14.4 NO INTENDED THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         14.5 ASSIGNMENT AND BINDING EFFECT. This Agreement and the rights and obligations of the Class B Shareholders and the Company hereunder may not be assigned by any Seller or the Company without the prior written consent of Buyer. Buyer shall have the right to assign and/or delegate all or any portion of its rights and obligations under this Agreement, including without limitation assignments as collateral, provided that no such assignment and/or delegation shall relieve Buyer of its obligations hereunder in the event that its assignee fails to performs the obligations delegated. Moreover, in the event that Buyer in its discretion reasonably exercised determines that in order to make certain the consummation of the transactions contemplated hereby or their equivalents it would be advisable for it (or its designee) to purchase all or some portion of the stock of one or more Subsidiaries, or all or some portion of the assets of one or more Subsidiaries, the Class B Shareholders and the Company shall, and the Company shall cause the Subsidiaries to, take such actions as are reasonably requested by Buyer effectuate the same, it being recognized that any such action shall be structured in such a manner as to insure to the Class B Shareholders the same economic benefit as they would realize hereunder upon Closing if such restructuring did not occur. Notwithstanding the foregoing, the Class B Shareholders and the Company shall have no obligation to take any action which could reasonably subject the Class B Shareholders or the Company to material risk or obligation unless Buyer provides reasonably adequate protection or indemnification from such risk or obligation. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns of the parties hereto.

         14.6 WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

         14.7 NOTICES. All notices, demands or other communications which may be or are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national overnight express, telegram or facsimile transmission, addressed as follows:

                 14.7.1           If to Buyer:

                                  Jacor Communications, Inc.
                                  1300 PNC Center
                                  201 East Fifth Street
                                  Cincinnati, Ohio  45202
                                  Attention:  Randy Michaels
                                  Fax:  (513) 621-6087
                          with a copy (which shall not constitute notice) to:

                                  Graydon, Head & Ritchey
                                  1900 Fifth Third Center
                                  511 Walnut Street
                                  Cincinnati, Ohio  45202
                                  Attention:  John J. Kropp, Esq.
                                  Fax:  (513) 651-3836

                 14.7.2 If to the Warrant Sellers or the Class A Shareholders, to Warrant Sellers Representative as follows:

                                  Conseco, Inc.
                                  11815 N. Pennsylvania Street
                                  Carmel, Indiana 46032-4911
                                  Attention:  Eric S. Tooker
                                  Fax:  (317) 817-3578

                          with a copy (which shall not constitute notice) to:

                                  Henderson, Daily, Withrow & Devoe
                                  2600 One Indiana Square
                                  Indianapolis, Indiana 46204
                                  Attention:  Robert Wildman, Esq.
                                  Fax:  (317) 639-0191

                 14.7.3 If to the Class B Shareholders, to Stock Sellers Representative as follows:

                                  John T. Lynch
                                  1508 Uno Verde Court
                                  Solana Beach, California 92075
                                  Fax:  (619) 481-3269

                          with a copy (which shall not constitute notice) to:

                                  Gray, Cary, Ware & Freidenrich
                                  401 B Street, Suite 1700
                                  San Diego, California 92101-4297
                                  Attention:  J. Terence O'Malley, Esq.
                                  Fax:  (619) 236-1048

                 14.7.4           If to the Company:

                                  Noble Broadcast Group, Inc.
                                  4891 Pacific Highway
                                  San Diego, California 92110-4082
                                  Attention:  President
                                  Fax:  (619) 294-9393
                          with a copy (which shall not constitute notice) to:

                                  Gray, Cary, Ware & Freidenrich
                                  401 B Street, Suite 1700
                                  San Diego, California 92101-4297
                                  Attention:  J. Terence O'Malley, Esq.
                                  Fax:  (619) 236-1048

until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         14.8 POSSESSION AND CONTROL. Notwithstanding anything to the contrary in this Agreement or the TBAs, between the date hereof and of the Stock Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the business and operations of the Stations, the Company or any Subsidiary, and such operation, including complete control and supervision of all programs, shall be the sole responsibility of the Company and the Subsidiaries, provided, however, that Buyer shall have all rights of access as provided in Section 6.1 and otherwise in this Agreement so that an uninterrupted and efficient transfer of ownership may be effected.

         14.9 STOCK SELLERS REPRESENTATIVE. Each Class B Shareholder hereby appoints Lynch as their agent and representative (the "Shareholders Representative") for the purposes of acting for and binding such Class B Shareholder for all purposes of this Agreement, including, without limitation:
(i) amending, restating, supplementing, terminating or otherwise modifying this Agreement or any Ancillary Document or making any waivers on behalf of the Class B Shareholders pursuant hereto or thereto; and (ii) settling of any controversies or disagreements between Buyer and/or the Class B Shareholders hereunder; and (iii) receiving or giving any notices to or from the Class B Shareholders hereunder; and (iv) communicating on behalf of the Class B Shareholders with the Buyer as to any matters relating to this Agreement. Buyer shall be entitled to presumptively rely without further inquiry upon all acts of, and communications from, Stock Sellers Representative as being the authorized actions and communications of the Shareholders Representative as approved by the Class B Shareholders.

         14.10 WARRANT SELLERS REPRESENTATIVE. Each Warrant Seller and Class A Shareholder hereby appoints Conseco, Inc. as their agent and representative (the "Warrant Sellers Representative") for the purposes of acting for and binding such Warrant Seller and Class A

Shareholder for all purposes of this Agreement, including, without limitation:
(i) amending, restating, supplementing, terminating or otherwise modifying this Agreement or any Ancillary Document or making any waivers on behalf of the Warrant Sellers and the Class A Shareholders pursuant hereto or thereto; and
(ii) settling of any controversies or disagreements between Buyer and/or Warrant Sellers and/or the Class A Shareholders hereunder; and (iii) receiving or giving any notices to or from Warrant Sellers and Class A Shareholders hereunder; and
(iv) communicating on behalf of Warrant Sellers and the Class A Shareholders with the Buyer as to any matters relating to this Agreement. Buyer shall be entitled to presumptively rely without further inquiry upon all acts of, and communications from, Warrant Sellers Representative as being the authorized actions and communications of the Warrant Sellers Representative as approved by Warrant Sellers and Class A Shareholders. Conseco shall have no liability to Warrant Sellers or the Class A Shareholders for its acts or omissions as Warrant Sellers Representative so long as it is acting in good faith.

         14.11 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         14.12 SEVERABILITY. Wherever possible, each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (but not including the choice-of-laws rules thereof).

         14.14 COUNTERPARTS; EXECUTION. This Agreement may be executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement.

         14.15 CONSENT. Each of the Warrant Sellers, the Class A Shareholders and the Class B Shareholders hereby consent to, authorize and approve the Company's execution and delivery of this Agreement and each of the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including without limitation the adoption of the Restated Certificate of Incorporation filed with the Delaware Secretary of State and the Restated Bylaws of the Company.

                                    EXHIBIT A

                              LIST OF DEFINED TERMS

                                                                                                                     Page

$ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Accu-Weather Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
American Station Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
American Stations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Ancillary Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Arbenz  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Available Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Barclay's Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Barter Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Base Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
BFI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
BLH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Buyer's Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Chase Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Chase Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Chesapeake  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56


CIHC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class A Escrow Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Class A Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Class A Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class A Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class A Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class B Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class B Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class B Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Communications Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Company Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Company Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Company Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Concession Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Conseco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Conseco Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Covenant Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Decree  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Decrees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
DeFrancesco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Denver Stations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


Employee pension benefit plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Employee welfare benefit plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Environmental Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Environmental Law(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Escrow Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Extension Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
FCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
FCC Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
FCC Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Fifth Anniversary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Financing Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Financing Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Fraud Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Governmental Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Indemnification and Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Indemnification Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Intellectual Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Investment Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Jimenez . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lynch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Mass layoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

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

Mexican Station Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Mexican Stations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Multiemployer plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Multiemployer plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Net Class A Redemption Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Net Stock Purchase Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Net Warrant Redemption Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Noble Denver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Noble Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Noble Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Noble San Diego . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Northeast . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Or  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Permit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Perpetual Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Plant closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Prudential  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Qualified Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
R.D.P.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Rate Protection Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
RCRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

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

Real Estate Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Redemption Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Redemption Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Residual Stock Purchase Escrow Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Residual Stock Purchase Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Retirement Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Sales Agency Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
San Diego Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SCT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Sellers Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SFB Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Shareholders Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Sources and Uses Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Station . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Stations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Statute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Stock Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Stock Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Stock Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Stock Escrow and Security Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Stock Purchase Escrow Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Stock Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

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
Stock Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Stock Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Tax Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
TBA Stations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
TBAs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Third Anniversary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Tijuana Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
WARN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Warrant Escrow Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Warrant Purchase Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Warrant Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Warrant Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Warrant Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Warrant Sellers Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
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